UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TRIANGLE PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 25, 2013

Dear Stockholder:

It is my pleasure to invite you to attend Triangle Petroleum Corporation’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on August 30, 2013 at 9:00 am local time at our corporate offices, located at 1200 17th Street, Suite 2600, Denver, Colorado 80202.  The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the Annual Meeting.

The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions.

Rules adopted by the Securities and Exchange Commission allow companies to make materials available to stockholders using either the “notice only” or “full set delivery” options. This year, we have elected to mail proxy materials and our Annual Report on Form 10-K for the fiscal year ended January 31, 2013, filed with the SEC on May 1, 2013 and amended on May 31, 2013 to incorporate the Part III information, to our stockholders using the “full set delivery” option. However, in the future we may take advantage of the “notice only” option.

It is important that your shares be represented at the Annual Meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly submit your proxy in one of the ways outlined in the accompanying Proxy Statement in order to vote your shares at the Annual Meeting.

I look forward to seeing you on August 30, 2013.

Kind Regards,

/s/ Peter Hill
Dr. Peter Hill
Chairman of the Board

TRIANGLE PETROLEUM CORPORATION

1200 17th STREET, SUITE 2600
DENVER, COLORADO 80202
TELEPHONE: (303) 260-7125

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Triangle Petroleum Corporation (the “Company”) will be held on August 30, 2013, at 9:00 am local time at our corporate offices, located at 1200 17th Street, Suite 2600, Denver, Colorado 80202 for the purposes of:

1.	Electing the six (6) directors nominated by the Company and identified in the accompanying proxy statement to hold office until the next annual meeting of stockholders;

2.	Ratifying the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014;

3.	Approving an amendment to the Company’s Certificate of Incorporation to authorize 40,000,000 shares of preferred stock, par value $0.00001 per share;

4.	Approving a stock option agreement for our Chief Executive Officer;

5.	Holding an advisory vote on the compensation of our named executive officers;

6.	Holding an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

7.	Transacting such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on July 15, 2013 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be available at the principal executive offices of the Company, during usual business hours, for examination by any stockholder for any purpose germane to the meeting for 10 days prior to the date thereof.  The proxy materials are being furnished to stockholders on or about July 25, 2013.

By Order of the Board of Directors

/s/ Ryan D. McGee
Ryan D. McGee
Corporate Secretary

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, TO ENSURE THAT YOUR VOTE IS COUNTED, PLEASE VOTE AS PROMPTLY AS POSSIBLE.

TRIANGLE PETROLEUM CORPORATION

1200 17th STREET, SUITE 2600

DENVER, COLORADO 80202
TELEPHONE:  (303) 260-7125

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 30, 2013
AT 9:00 AM LOCAL TIME

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the board of directors (the “Board of Directors” or the “Board”) of Triangle Petroleum Corporation (the “Company,” “we,” “us” or “our”) for use at the annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held at the Company’s corporate offices located at 1200 17th Street, Suite 2600, Denver, Colorado 80202 on August 30, 2013, at 9:00 am local time and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials are being furnished to stockholders on or about July 25, 2013.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. For shares held of record, revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal executive offices of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. For shares held beneficially in street name (see “Questions and Answers About These Proxy Materials—What is the Difference Between a Stockholder of Record and a Beneficial Owner of Shares Held in Street Name?”), a stockholder may revoke a proxy by following the instructions provided by the stockholder’s broker, trustee or nominee. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with providing this proxy statement (the “Proxy Statement”) and the solicitation of proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Each of the Notice of Annual Meeting of Stockholders, the Proxy Statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, filed with the SEC on May 1, 2013 and amended on May 31, 2013 to incorporate the Part III information (“Fiscal 2013 Form 10-K”), is available at http://viewproxy.com/trianglepetroleum/2013/.

Rules adopted by the Securities and Exchange Commission (the “SEC”) allow companies to send stockholders a notice of internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to stockholders. However, in the future we may take advantage of the notice and access distribution option. If, in the future, we choose to send such notices, they will contain instructions on how stockholders can access our notice of meeting and proxy statement via the internet. They will also contain instructions on how stockholders can request to receive their materials electronically or in printed form on a one-time or ongoing basis.

RECORD DATE

Stockholders of record at the close of business on July 15, 2013 will be entitled to receive notice of, attend and vote at the Annual Meeting.

ACTION TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Peter Hill, our Chairman, and Jonathan Samuels, our President and Chief Executive Officer, or either one of them who acts, will vote:

•                  FOR the election of the persons named herein as nominees for directors of the Company, for a term expiring at the 2014 annual meeting of stockholders (or until their successors are duly elected and qualified);

•                  FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014;

•                  FOR the approval of an amendment to the Company’s Certificate of Incorporation to authorize 40,000,000 shares of preferred stock (the “Preferred Share Authorization”), par value $0.00001 per share (“Preferred Stock”);

•                  FOR the approval of the proposed stock option agreement for our Chief Executive Officer (the “CEO Option Grant”);

•                  FOR the advisory approval of the compensation of our named executive officers;

•                  To hold future advisory votes on the compensation of our named executive officers every THREE YEARS; and

•                  According to their judgment, on the transaction of such matters or other business as may properly come before the Annual Meeting or any adjournments thereof.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable.

WHO IS ENTITLED TO VOTE; VOTE REQUIRED; QUORUM

As of July 15, 2013, there were 56,473,037 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), issued and outstanding, which constitute all of the outstanding capital stock of the Company. Stockholders are entitled to one vote for each share of Common Stock held by them.

One-third of the outstanding shares of Common Stock, or 18,824,346 shares as of July 15, 2013, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (as discussed below) will be counted as present for purposes of determining a quorum.

Brokers holding shares for customers are generally not entitled to vote on “non-routine” matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. The only proposal at the Annual Meeting considered a “routine” matter for these purposes is the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014, and brokers are entitled to vote uninstructed shares only with respect to that proposal. The other proposals are non-routine. Therefore, brokers are not entitled to vote on those matters unless the brokers receive voting instructions from their customers. As a result, it is very important that the Company’s beneficial owners provide instruction to their brokers on how to vote their shares.

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows:

•                  A nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote.

•                  The proposal to ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014 will require the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal.  An abstention will have the effect of a vote against this proposal. Brokers have discretionary authority and may vote on this proposal without having instructions from the beneficial owners or persons entitled to vote thereon.

•                  The proposal to approve the Preferred Share Authorization will require the affirmative vote of a majority of the Company’s outstanding shares of Common Stock entitled to vote on the proposal. Therefore, abstentions and broker non-votes will have the effect of a vote against this proposal.

•                  In accordance with the rules of NYSE MKT LLC (“NYSE MKT”), the proposal to approve the CEO Option Grant will require approval by a majority of the votes cast at the Annual Meeting in person or by proxy and entitled to vote on such matter.  Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

•                  The proposal to approve, on an advisory basis, the compensation of our named executive officers will require the affirmative vote of a majority of the voting shares that are present at the Annual Meeting in person or by proxy and entitled to vote on this proposal. An abstention will have the effect of a vote against this proposal. A broker non-vote will have no effect on the outcome of the vote on this proposal.

•                  With respect to Proposal Six, relating to the frequency of future advisory votes on the compensation of our named executive officers, you may vote to recommend that such votes be held every year, every two years, or every three years, or you may vote to abstain. This proposal will be determined by a plurality of votes cast, which means that the option receiving the highest number of votes will be approved. Neither broker non-votes nor abstentions will affect the outcome of the proposal.

Although the advisory votes on Proposals 5 and 6 are non-binding, as provided by law, the Board will review the results of the votes and will take them into account in making a determination concerning executive compensation and the frequency of such advisory votes.

An affiliate of Natural Gas Partners (“NGP”) holds a convertible note (the “Convertible Note”) issued by us with a current principal amount of approximately $125 million.  While NGP is not entitled in its capacity as holder of the Convertible Note to vote at the Annual Meeting, pursuant to the terms of an Investment Agreement (the “Investment Agreement”) entered into concurrently with the Convertible Note, so long as not less than 50% of the initial principal amount of the Convertible Note is outstanding and held by NGP, the Company has agreed to (i) obtain the prior written consent of NGP before submitting certain matters to a vote of the holders of Common Stock for approval, or (ii) require the approval of sufficient holders of Common Stock as would be required to approve such matters if the Convertible Note held by NGP had been converted into shares of Common Stock immediately prior to the record date for such meeting of stockholders and NGP had voted all of such shares of Common Stock against such matters.  NGP has provided its written consent to all of the proposals set forth in this Proxy Statement to which it is entitled to consent under the Investment Agreement.

We are incorporated in the State of Delaware and, accordingly, are subject to the Delaware General Corporation Law. Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

We have delivered printed versions of these materials to you by mail in connection with the Company’s solicitation of proxies for use at the Annual Meeting. These materials describe the proposals on which the Company would like you to vote and also provide you with information on these proposals so that you can make an informed decision. We are furnishing our proxy materials to all stockholders of record entitled to vote at the Annual Meeting on or about July 25, 2013.

What is included in these materials?

These materials include:

•                  this Proxy Statement for the Annual Meeting;

•                  the Fiscal 2013 Form 10-K; and

•                  the proxy card and voting instruction form for the Annual Meeting.

What is the proxy card?

The proxy card enables you to appoint Peter Hill, our Chairman, and Jonathan Samuels, our President and Chief Executive Officer, as your representatives at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What items will be voted on?

You are being asked to vote on the election of the six nominated members of our Board of Directors, the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014, the approval of the Preferred Share Authorization, the approval of the CEO Option Grant, the advisory approval of the compensation of our named executive officers, and the frequency of future advisory votes on named executive officer compensation. We will also transact any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote your shares FOR each of the six persons nominated for director, FOR ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014, FOR the approval of the Preferred Share Authorization, FOR the approval of the CEO Option Grant, FOR the advisory approval of the compensation of our named executive officers, and for future advisory votes on named executive officer compensation to occur every THREE YEARS.

Who can vote at the Annual Meeting?

There were 56,473,037 shares of Common Stock outstanding on July 15, 2013, held by 26 holders of record. Only stockholders of record at the close of business on July 15, 2013 are entitled to receive notice of, to attend, and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. All shares of Common Stock will vote together as a single class. Information about the stockholding of the Company’s directors and executive officers is set forth in “Proposal 1 — Election of Directors — Security Ownership of Certain Beneficial Owners and Management.”

Who will be admitted to the Annual Meeting?

Admission to the Annual Meeting will be limited to our stockholders of record on July 15, 2013, persons holding proxies from such stockholders, beneficial owners of our Common Stock on July 15, 2013, and our employees. If your shares are registered in your name, we will verify your ownership at the meeting in our list of stockholders as of July 15, 2013. If your shares are held through a broker, bank or other nominee, you must bring proof of your beneficial ownership of the shares. This proof could consist of, for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of July 15, 2013. You may also send proof of ownership to us at Triangle Petroleum Corporation, Attention: Corporate Secretary, 1200 17th Street, Suite 2600, Denver, CO 80202, or by email at info@trianglepetroleum.com before the Annual Meeting and we will send you an admission card.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in “street name” through an account at a brokerage firm, bank or other nominee holder, rather than holding share directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on July 15, 2013, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and this Proxy Statement and the other proxy materials were sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on July 15, 2013, your shares were held in an account at a brokerage firm, bank, broker-dealer or other nominee holder, then you are considered the beneficial owner of shares held in street name, and this Proxy Statement and the other proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account, and you have been or will be provided a voting instruction form for that purpose. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•                  Via the Internet. You may vote by proxy via the internet by following the instructions provided in the proxy materials.

•                  By Telephone. You may vote by calling the toll free number found on the proxy card.

•                  By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

•                  In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•                  Via the Internet. You may vote by proxy via the internet by following the instructions provided in the notice provided by your broker.

•                  By Telephone. You may vote by proxy by calling the toll free number found on the voting instruction form.

•                  By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•                  In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

What if I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivery to the Company’s Corporate Secretary at 1200 17th Street, Suite 2600, Denver, Colorado 80202 of a written notice of revocation or a properly created proxy bearing a later date prior to the Annual Meeting. Please note, however, that if your shares are held in street name, you must follow any instructions provided by your broker to revoke or change your vote.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you (i) indicate when voting by telephone that you wish to vote as recommended by the Board of Directors or (ii) sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•                  as necessary to meet applicable legal requirements;

•                  to allow for the tabulation and certification of votes; and

•                  to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

Who pays the solicitation expenses?

We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our Directors, officers or employees, none of whom will receive additional compensation for such solicitation. We have retained Alliance Advisors to assist in the solicitation of proxies at an estimated cost of approximately $20,000, plus reasonable expenses. Those holding shares of Common Stock of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting and in a current report on Form 8-K.

Who can help answer my questions?

If you need assistance in voting by telephone or over the internet or completing your proxy card, or have questions regarding the Annual Meeting, please contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

877-777-5603

(Banks and brokers please call: 973-873-7780).

PROPOSAL 1 — ELECTION OF DIRECTORS

Information about the Nominees

Our Bylaws currently specify that the number of directors shall be at least three and no more than 15 persons.  Our Board of Directors currently consists of six persons, all of whom have been nominated by our Nominating and Corporate Governance Committee to stand for re-election. Each director is elected to serve until the following annual meeting of stockholders and until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

In connection with our issuance of the Convertible Note to an affiliate of NGP and pursuant to our obligations under the related Investment Agreement, we increased the size of our Board of Directors from five to six members and appointed Roy A. Aneed, as designee of NGP, to fill the newly-created vacancy effective as of July 31, 2012.  NGP has again nominated Mr. Aneed as its designated director, which nomination has also been supported by our Nominating and Corporate Governance Committee.  Under the terms of the Investment Agreement, if Mr. Aneed is not re-elected by the stockholders, then our Board of Directors must again increase the size of the Board by one person and fill such newly-created vacancy with NGP’s designated director.  NGP’s right to designate a director will terminate at such time that (i) NGP ceases to hold at least the lesser of (x) 50% of the shares of Common Stock that would be issuable to NGP upon conversion of the Convertible Note as of the issuance of the Convertible Note and (y) 10% of the then-outstanding shares of Common Stock (such ownership being determined after giving pro forma effect to an assumed full conversion of any outstanding portion of the Convertible Note), or (ii) NGP is in material breach of its standstill obligations or anti-hedging covenants under the Investment Agreement.

The following table and biographies describe for each nominee his age, his principal occupation for at least the last five years, his present position with the Company, the year in which he was first elected or appointed as director and his directorships with other companies whose securities are registered with the SEC.

Names	Ages	Titles
Peter Hill	66	Chairman of the Board
Jonathan Samuels	34	Director, Chief Executive Officer, President
F. Gardner Parker (1)(2)	71	Director
Gus Halas (1)(2)	62	Director
Randal Matkaluk (1)(2)	55	Director
Roy A. Aneed (1)	34	Director

(1) Independent Director, Member of Compensation Committee, Member of Nominating and Corporate Governance Committee

(2) Member of Audit Committee

Dr. Peter Hill has been a director since November 2009 and Chairman of the Board since April 2012.  From April 2012 to February 2013, Dr. Hill served as Executive Chairman, having served previously as Chief Executive Officer of the Company since November 2009 and President and Chief Executive Officer of the Company from November 2009 until May 2011. Dr. Hill has 40 years of experience in the international oil and natural gas industry. He commenced his career in 1972 and spent 22 years in senior positions at British Petroleum including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr. Hill then worked as Vice President of Exploration at Ranger Oil Ltd. in England (1994-1995), Managing Director Exploration and Production at Deminex GMBH Oil in Germany (1995-1997), Technical Director/Chief Operating Officer at Hardy Oil & Gas plc (1998- 2000), President and Chief Executive Officer at Harvest Natural Resources, Inc. (2000-2005), Director/Chairman at Austral Pacific Energy Ltd. (2006-2008), independent advisor to Palo Alto Investors (January 2008 to December 2009) and Non-Executive Chairman at

Toreador Resources Corporation (January 2009 to April 2011). Dr. Hill was appointed to the board of directors of Midstates Petroleum Company, Inc. in April 2013. Dr. Hill has a B.Sc. (Honors) in Geology and a Ph.D. Dr. Hill’s qualifications to sit on the Board of Directors include significant public company governance experience, significant experience as an exploration geologist and over 20 years of general management experience.

Jonathan Samuels has been a director since December 2009. In April 2012, Mr. Samuels was appointed Chief Executive Officer and principal executive officer of the Company, having served previously as Chief Financial Officer since December 2009, and continues to also serve as President of the Company, to which he was appointed in May 2011. Prior to joining us, Mr. Samuels was an investment professional responsible for research and investment sourcing in the energy sector at Palo Alto Investors, a hedge fund founded in 1989. Mr. Samuels worked for five years at California-based Palo Alto Investors. Mr. Samuels received his B.A. from the University of California and his M.B.A. from the Wharton School. He also has a Certified Financial Analyst designation. Mr. Samuels’ qualifications to sit on the Board of Directors include significant capital markets experience and significant experience investing in public companies.

F. Gardner Parker has been a director since November 2009, and served as Chairman of the Board of Directors from November 2009 until April 2012. From 1970 to 1984, Mr. Parker worked at Ernst & Ernst (now Ernst & Young LLP), an accounting firm, and was a partner at that firm from 1978 to 1984. Mr. Parker served as Managing Outside Trust Manager with Camden Property Trust, a real estate investment trust, from 1998 to 2005 and still serves as a Trust Manager of Camden Property Trust. He has also served as a director of Carrizo Oil & Gas, Inc. (CRZO) since 2000. Mr. Parker also serves on the board of Hercules Offshore, Inc. (HERO) and serves as the Chairman of the board of Sharps Compliance Corp. (SMED). He is a graduate of The University of Texas and is a C.P.A. in Texas. Mr. Parker is board certified by the National Association of Corporate Directors (the “NACD”) and is also an NACD Board Leadership Fellow. Mr. Parker’s qualifications to sit on the Board of Directors include significant public company governance and audit experience.

Gus Halas has been a director since October 2011. Mr. Halas has been chief executive officer and president of Central Garden & Pet Company since April 2011. Mr. Halas was chief executive officer and president of T-3 Energy Services, Inc. from May 2003 to March 2009 and also served as chairman of the board of directors from March 2004 to March 2009. From August 2001 to April 2003, Mr. Halas served as chief executive officer and president at Clore Automotive, Inc. From January 2001 to May 2001, Mr. Halas served as chief executive officer and president at Marley Cooling Tower of United Dominion Industries Limited. From January 1999 to August 2000, Mr. Halas served as the president at Ingersoll Dresser’s Pump Services Group. Mr. Halas has also held leadership positions at Sulzer Industries, Inc. from 1986 to 1999 and was a director of Aquilex Corporation from June 2007 to July 2011. Mr. Halas has been a member of the advisory board of White Deer Energy since August 2009, and he was appointed as a director of Hooper Holmes, Inc. in April 2013. Mr. Halas received his BS in Physics and Economics from Virginia Tech University. Gus Halas’ qualifications to sit on the Board of Directors include his extensive executive management experience and background in the energy industry.

Randal Matkaluk has been a director since August 2007. Since February 2010, Mr. Matkaluk has been the Chief Financial Officer of Capio Exploration Ltd., a private oil and natural gas exploration and development company. From November 2008 to November 2009, Mr. Matkaluk was the Chief Financial Officer and Corporate Secretary of Vigilant Exploration Inc., a private oil and natural gas exploration company that was acquired by Tourmaline Oil Corp. in November 2009. From March 2006 to October 2008, Mr. Matkaluk was an independent businessman. Mr. Matkaluk has been a director and officer of Virtutone Networks Inc. (formerly Sawhill Capital Ltd.) since October 2005, and a director of Euromax Resources Ltd. since September 2010. Between January 2003 and February 2006, Mr. Matkaluk was the co-founder and Chief Financial Officer of Relentless Energy Corporation, a private oil and natural gas exploration company. Between June 2001 and December 2002, Mr. Matkaluk was the Chief Financial Officer of Antrim Energy Inc., a public international oil and natural gas exploration company listed on the TSX Exchange. Mr. Matkaluk has also worked for Gopher Oil and Gas Company from May 1997 to October 1998 and Cube Energy Corp. from January 1984 to April 1997. Mr. Matkaluk has been a Chartered Accountant since 1983. Mr. Matkaluk received his Bachelor’s Degree in Commerce in 1980 from the University of Calgary. Mr. Matkaluk’s qualifications to sit on the Board of Directors include significant public company governance and audit experience.

Roy A. Aneed has been a director since July 2012. Mr. Aneed has been employed by NGP Energy Capital Management, L.L.C. (“NGP ECM”) since June 2007. NGP ECM’s principal business is serving as the management company of the Natural Gas Partners family of funds. The Natural Gas Partners funds provide capital to companies involved in the oil and gas industry. Mr. Aneed is currently a Principal of Natural Gas Partners. He is involved in deal sourcing and execution as well as the monitoring of various portfolio companies. Prior to joining Natural Gas Partners, from approximately 2003 to 2007, Mr. Aneed worked as a Senior Associate at Graham Partners, Inc., a middle market buyout fund based outside of Philadelphia, Pennsylvania focused on U.S. manufacturing companies. Prior to 2003, Mr. Aneed was an analyst with the Investment Banking division of Citigroup in New York. In 2001, Mr. Aneed received a Bachelor’s of Science in Economics from the Wharton School of Finance at the University of Pennsylvania with concentrations in Finance and Management as well as a minor in European History. Mr. Aneed’s qualifications to sit on the Board of Directors include significant financial and transactional background in the energy industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF ITS NOMINEES.

Information about the Board of Directors

Composition of the Board of Directors

Our Board of Directors currently consists of six members, including our Chairman and Chief Executive Officer. We have four directors that qualify as independent directors under the corporate governance standards of the NYSE MKT, and we have three directors that satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board of Directors Leadership Structure

Our Board of Directors understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. To this end, our Board of Directors has no policy mandating the combination or separation of the roles of Chairman and Chief Executive Officer and believes the matter should be discussed and considered from time to time as circumstances change. We currently have a separate Chairman and Chief Executive Officer. This leadership structure is appropriate for us at this time as it permits our Chief Executive Officer to focus on management of our day-to-day operations, while allowing our Chairman to lead our Board of Directors in its fundamental role of overseeing, and providing advice and guidance to, our management.

Board of Directors Oversight of Risk Management

Our entire Board of Directors oversees our risk management process. The process involves a company-wide approach to risk management, carried out by management. Our entire Board of Directors determines appropriate risks for us generally, assesses the specific risks faced by our Company, and reviews the steps taken by management to manage those risks.

While the entire Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Compensation Committee believes that the Company’s executive compensation program does not encourage excessive risk or unnecessary risk taking. Our Audit Committee oversees management of enterprise risks, as well as financial risks, and is also responsible for overseeing potential conflicts of interests. Pursuant to the Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the entire Board of Directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board of Directors and its committees.

Meetings

During fiscal year 2013, the Board of Directors held nine meetings. All of the members of the Board of Directors attended at least 75% of the total number of meetings of the Board of Directors. The Board of Directors also approved certain actions by unanimous written consent during fiscal year 2013. One-third of the current number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the action.

Director Attendance at the Annual Meeting

All members of the Board of Directors are encouraged, but not required, to attend the Annual Meeting. All of our directors attended our 2012 Annual Meeting of Stockholders.

Board of Directors Committees

The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Members serve on these committees until their respective resignations or until otherwise determined by our Board of Directors. Our Board of Directors may, from time to time, establish other committees. Each standing committee operates under a written charter adopted by the Board. The charters are posted on our website at www.trianglepetroleum.com and are available in print to any stockholder upon request.

Audit Committee

The Audit Committee is currently comprised of three directors, Messrs. Randal Matkaluk, F. Gardner Parker and Gus Halas, with Mr. Matkaluk elected as Chairman of the committee. Our Board of Directors has determined that all members of the Audit Committee are “independent” directors for purposes of Rule 10A-3 under the Exchange Act and the rules of the NYSE MKT. The Board of Directors has determined that Mr. Matkaluk, who is a Chartered Accountant having over 30 years of financial experience, qualifies as an “Audit Committee financial expert” as such term is defined by the SEC in Item 407 of Regulation S-K. During the 2013 fiscal year, the Audit Committee met four times and each of its members attended at least 75% of the meetings.

The Audit Committee is appointed by our Board of Directors to assist the Board of Directors in overseeing (1) the quality and integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our independent auditor; and (4) our compliance with legal and regulatory requirements. The authority and responsibilities of the Audit Committee are set forth in a written Audit Committee charter adopted by the Board of Directors. The charter grants to the Audit Committee sole responsibility for the appointment, compensation and evaluation of our independent auditor, and for establishing the terms of such engagements. The Audit Committee has the authority to retain the services of independent legal, accounting or other advisors as the Audit Committee deems necessary, with appropriate funding available from us, as determined by the Audit Committee, for such services. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval.

Compensation Committee

The Compensation Committee is currently comprised of four directors, Messrs. Randal Matkaluk, F. Gardner Parker, Gus Halas, and Roy Aneed, with Mr. Halas elected as Chairman of the committee. Our Board of Directors has determined that all of the members of the Compensation Committee are “independent” directors under the rules of the NYSE MKT, are “non-employee” directors as defined in Rule 16b-3(b)(3) under the Exchange Act and are “outside” directors within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). During the 2013 fiscal year, the Compensation Committee met five times and each of its members attended at least 75% of the meetings, with the exception of Mr. Aneed who was unable to attend one of the two meetings held in fiscal year 2013 following his appointment to the committee on November 16, 2012. The Compensation Committee also approved certain actions by unanimous written consent during fiscal year 2013.

The Compensation Committee has responsibility for assisting the Board of Directors in, among other things, evaluating and making recommendations regarding the compensation of our executive officers and directors, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy and periodically evaluating the terms and administration of our incentive plans and benefit programs.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of four directors, Messrs. Randal Matkaluk, F. Gardner Parker, Gus Halas, and Roy Aneed, with Mr. Parker elected as Chairman of the committee. Our Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are “independent” directors under the rules of the NYSE MKT. During fiscal year 2013, the Nominating and Corporate Governance Committee met once, and each of its members attended that meeting. The Nominating and Corporate Governance Committee also approved certain actions by unanimous written consent during fiscal year 2013.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the Board of Directors candidates for Board of Director membership; advising the Board of Directors with respect to the corporate governance principles applicable to us; and overseeing the evaluation of the Board of Directors and management.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•                  high personal and professional ethics and integrity;

•                  the ability to exercise sound judgment;

•                  the ability to make independent analytical inquiries;

•                  a willingness and ability to devote adequate time and resources to diligently perform board and committee duties; and

•                  the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Nominating and Corporate Governance Committee will also take into account the following factors when considering whether to nominate a potential director candidate:

•                  whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

•                  whether the person’s nomination and election would enable the Board of Directors to have a member who qualifies as an “Audit Committee financial expert” as such term is defined by the SEC in Item 407 of Regulation S-K;

•                  whether the person would qualify as an “independent” director under the listing standards of the various stock markets and exchanges;

•                  the importance of continuity of the existing composition of the Board of Directors to provide long-term stability and experienced oversight; and

•                  the importance of diversified Board of Director membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board of Directors has determined that stockholders who wish to recommend director candidates for consideration by the Board of Directors must comply with the following:

•                  the recommendation must be made in writing to our Corporate Secretary;

•                  the recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person’s ownership of our Common Stock;

•                  the recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly those relevant to board membership, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like; and

•                  a statement from the stockholder nominee indicating that such nominee wants to serve on the Board of Directors and could be considered “independent” under the listing standards of the various stock markets and exchanges and the SEC as applicable at that time.

All candidates submitted by stockholders will be evaluated by the Board of Directors according to the criteria discussed above and in the same manner as all other director candidates.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the “Code of Ethics”), which is a code of ethics as defined in Item 406(b) of Regulation S-K and is designed to deter wrongdoing and to promote honest and ethical conduct and full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications. The Code of Ethics promotes compliance with applicable governmental laws, rules and regulations. The Code of Ethics contains information regarding whistleblower procedures and is posted to our website in the Corporate Governance section. In the event the Board approves an amendment to or waiver from any provision of our Code of Ethics, we will disclose the required information pertaining to such amendment or waiver on our website at http://www.trianglepetroleum.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been in the past an officer or employee of our Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serve on our Board of Directors or Compensation Committee. No member of our Board of Directors is an executive officer of a company at which one of our executive officers serves as a member of the board of directors or compensation committee.

Director Compensation

The director compensation package for non-employee directors consists of annual cash compensation and discretionary awards of stock options or Restricted Stock Units, or RSUs. Our non-employee directors received cash compensation of $12,500 per quarter for fiscal year 2013.

Directors received compensation for their services for fiscal year 2013 as set forth below:

Name	Fees Earned or Paid in Cash		Stock Awards (a), (b)	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Gus Halas	$50,000		$166,750	—	—	—	—	$216,750
Randal Matkaluk	$50,000		$166,750	—	—	—	—	$216,750
F. Gardner Parker	$50,000		$166,750	—	—	—	—	$216,750
Roy Aneed	$25,000	(c)	—	—	—	—	—	$25,000

(a)                                 This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, i.e., subject to footnote (b) below, the number of granted RSUs times the closing price per common share on the grant date. Each unit represents a right at its vesting to receive one share of Common Stock.

(b)                                 Messrs. Halas, Matkaluk, and Parker were each granted on March 6, 2012 an award of 25,000 RSUs, which vested entirely on March 6, 2013, and were valued at the $6.67 per share closing price of our Common Stock on the grant date. As of January 31, 2013, each of Messrs. Halas, Matkaluk and Parker had an aggregate of 25,000 unvested RSUs outstanding.

(c)                                  Fees and awards earned by Mr. Aneed are issued directly to NGP pursuant to internal NGP rules.

Messrs. Hill and Samuels are not included in the above table because, as executive officers of the Company, they received no additional compensation for their services as directors. The compensation received by Messrs. Hill and Samuels as executive officers is shown in “—Executive Compensation—Summary Compensation Table.”

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock of: (1) each person or entity known to us who owns of record or beneficially 5% or more of any class of our voting securities; (2) each of our named executive officers and directors; and (3) all of our directors and named executive officers as a group. The percentage of beneficial ownership of our Common Stock is based upon 56,473,037 shares issued and outstanding on July 15, 2013.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. Unless otherwise noted, the address of each beneficial owner is c/o 1200 17th Street, Suite 2600, Denver, Colorado 80202.

NAME AND ADDRESS OF OWNER	TITLE OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)		PERCENTAGE OF CLASS
Peter Hill	Common Stock	325,896	(2)	*
Jonathan Samuels	Common Stock	289,975	(3)	*
F. Gardner Parker	Common Stock	172,272	(4)	*
Randal Matkaluk	Common Stock	168,101	(5)	*
Gus Halas	Common Stock	135,000		*
Roy Aneed	Common Stock	—		*
Justin Bliffen	Common Stock	16,330		*
Joseph Feiten	Common Stock	38,667		*
All Executive Officers and Directors as a Group (8 persons)	Common Stock	1,146,241	(6)	2.02%
Natural Gas Partners **	Common Stock	24,999,306	(7)	34.64%

*Less than 1%.

**Natural Gas Partners’ address is 5221 N. O’Connor Blvd., Suite 1100, Irving, TX 75039.

(1)                                                    Security ownership information for beneficial owners is taken from statements filed with the SEC pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the Company. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock (i) issuable upon the vesting of RSUs within 60 days of the date of the table, and (ii) subject to options that are currently exercisable or exercisable within 60 days of the date of the table, are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those RSUs or options but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)                                                    Includes 93,333 shares of Common Stock underlying options that are that are currently exercisable.

(3)                                                    Includes 63,333 shares of Common Stock underlying options that are that are currently exercisable.

(4)                                                    Includes 45,000 shares of Common Stock underlying options that are that are currently exercisable.

(5)                                                    Includes 15,000 shares of Common Stock underlying options that are that are currently exercisable.

(6)                                                    Includes 216,666 shares of Common Stock underlying options that are that are currently exercisable

(7)                                                    Includes (i) 15,699,306 shares of Common Stock of issuable upon conversion of the Convertible Note held by NGP Triangle Holdings LLC (“NGP Triangle”) with an outstanding principal balance of $125,594,455.08 as of June 30, 2013, at a conversion price of $8.00 per share, (ii) 8,118,407 shares of Common Stock issued to NGP Natural Resources X, L.P. (“NGP X”) on March 8, 2013 pursuant to the Stock Purchase Agreement, dated March 2, 2013 (the “Stock Purchase Agreement”), between NGP Triangle and the Company, and (iii) 1,181,593 shares of Common Stock issued to NGP Natural Resources X Parallel Fund, L.P. (“NGP Parallel”) on March 8, 2013 pursuant to the Stock Purchase Agreement. Pursuant to an Assignment Agreement, dated as of March 7, 2013, NGP Triangle assigned the right to purchase, pursuant to the Stock Purchase Agreement, 8,118,407 shares of Common Stock to NGP X and 1,181,593 shares of Common Stock to NGP Parallel. As reported pursuant to a Schedule 13D/A filed with the SEC on March 11, 2013, G.F.W. Energy X, L.P. (“G.F.W. Energy”) is the general partner of each of (i) NGP X, which owns a controlling interest in NGP Triangle, and (ii) NGP Parallel. Accordingly, G.F.W. Energy may be deemed to share voting and dispositive power over the reported securities of NGP Triangle, NGP X and NGP Parallel and, therefore, may also be deemed to be a beneficial owner of the reported securities of NGP Triangle, NGP X and NGP Parallel. GFW X, L.L.C. (“GFW X”) is the general partner of G.F.W. Energy. Kenneth A. Hersh, by virtue of being an Authorized Member of GFW X, may be deemed to possess shared voting and dispositive power with respect to the shares of Common Stock beneficially owned by NGP Triangle, NGP X and NGP Parallel. Each of NGP Triangle, NGP X, NGP Parallel, G.F.W. Energy, GFW X, and Kenneth A. Hersh disclaims beneficial ownership of all shares except to the extent of its pecuniary interest therein.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) provides a general description of the compensation programs we maintained for the following individuals in fiscal year 2013 (our “named executive officers”):

•                  Dr. Peter Hill, Chairman of the Board of Directors and Former Executive Chairman and Chief  Executive Officer;

•                  Jonathan Samuels, President and Chief Executive Officer and Former Chief Financial Officer; and

•                  Joseph Feiten, Principal Accounting Officer and Former Chief Financial Officer and VP Accounting.

This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.  Although the information presented in this CD&A focuses on our fiscal year 2013, we also describe compensation actions taken before and after fiscal year 2013 to the extent such discussion enhances the understanding of our executive compensation disclosure.

General Background

The Company has undergone a remarkable transformation as a result of the leadership of Dr. Hill and Mr. Samuels, each of whom joined us in December of 2009.  Upon taking the helm, they inherited an exploration company that had been focused on emerging shale production in Eastern Canada that had virtually no production or revenue, a market capitalization of less than $10 million, five total employees, and questions from its auditors as to its ability to continue as a going concern.  Since that time, Dr. Hill and Mr. Samuels have instituted dramatic changes resulting in significant stockholder value creation, including a shifting of the Company’s focus  to oil and gas plays in the Bakken Shale and Three Forks formations of the Williston Basin in North Dakota and Montana, and the development of a vertical integration strategy whereby the Company entered the pressure pumping market through the creation of RockPile Energy Services (“RockPile”) and the mid-stream gathering, transportation and processing market through Caliber Midstream (“Caliber”).  These changes, along with the significant multiple financings that Dr. Hill and Mr. Samuels have been able to secure for the Company, have resulted in rapid growth, reflected in our strong balance sheet, our current market capitalization of over $410 million as of July 8, 2013, our over 160 current employees, and the significant fiscal year 2013 accomplishments highlighted below.  From a Compensation Committee perspective, the significant shift in the Company’s focus over the past few years and the transformation brought about by our management team required that we remained flexible in our approach to compensation and in rewarding our executives’ performance, as we were and remain in many respects similar to a start-up company.  It also convinced us that we needed to take steps to ensure that our management team had a significant stake in the Company’s future.  As a result, we retained a wholly discretionary, performance related annual bonus structure and made equity incentive grants to Dr. Hill and Mr. Samuels in fiscal 2011 and 2012 to make up for their lack of awards in prior years and to incentivize and retain them going forward.  In 2009 and 2010, the Company had an inherited, fully subscribed stock plan and an insufficient outstanding share count, with no ability to make any awards.

CEO Succession Planning

Fiscal year 2013 and early fiscal year 2014 have seen important changes to the roles and responsibilities of Dr. Hill and Mr. Samuels.  In fiscal year 2013 we completed CEO succession planning activities pursuant to which Mr. Samuels was appointed Chief Executive Officer, Dr. Hill was appointed Executive Chairman of the Board of Directors, and Mr. Feiten was appointed Chief Financial Officer.  In February of calendar year 2013 (fiscal year 2014), Dr. Hill relinquished his executive role but remained Chairman of the Board.  As a result of Dr. Hill relinquishing his executive role, and in order to ensure the retention of Mr. Samuels, we made a significant grant of 150,000 restricted stock units to Mr. Samuels in April of 2013, which vests over a 5 year period at a rate of 10% on each of the first four anniversaries of the grant date, with the remaining 60% vesting on the fifth anniversary of the grant date.  This grant is designed to both incentivize and retain Mr. Samuels long-term, as we view his leadership as critical to the Company’s future.

2013 Results and Compensation Highlights

Our fiscal year 2013 executive compensation reflects the exceptional performance of our management team as well as the CEO succession planning activities described above.  In fiscal year 2013, we delivered the following strong operational and financial results, in addition to creating an operating platform that will allow the Company to continue its strong growth:

•                  Grew sales volumes 415% to 488.2 Mboe;

•                  Generated revenues of $60.7 million and cash flow from operating activities of $2.8 million;

•                  Increased proved reserves 900% to 14,637 Mboe and increased operated drill spacing units (“DSUs”) from 75 to 92 (from 21 to 33 DSUs in our core area);

•                  Commenced RockPile operations and completed 495 stages on 17 wells;

•                  Bought out the minority holders of RockPile making it our wholly-owned subsidiary;

•                  Entered into our Caliber midstream joint venture with a reputable, well-financed equity partner (First Reserve);

•                  Secured a convertible promissory note investment from a reputable equity partner (NGP) with a principal amount of $120 million;

•                  Secured a credit facility for TUSA with maximum credit available of $300 million and a borrowing base of $75 million at January 31, 2013;

•                  Initiated a hedging program, establishing a position of approximately 1,600 Bopd hedged as of January 31, 2013 for calendar year 2013, with a weighted average collar of $86.94 to $102.15 per bbl;

Key executive compensation actions for fiscal year 2013 included:

•                  Awards of discretionary annual bonuses for Messrs. Hill and Samuels in the amount of $200,000 and $800,000,  respectively, in order to reward them for delivering the strong results described above, along with significant bonus payments to other members of senior management;

•                  Awards of 150,000 restricted stock units (“RSUs”) each to Messrs. Hill and Samuels, along with an award of 60,000 RSUs to Mr. Feiten;

•                  Modification of base salaries and bonus opportunities for Messrs. Hill, Samuels and Feiten based on their changing roles with the Company; and

•                  Execution of new or amended employment contracts with Messrs. Hill, Samuels and Feiten based on their changing roles with the Company.

Compensation Objectives

The objectives of our compensation programs are to (i) attract, motivate and retain highly-talented executives who can generate shareholder value by developing, implementing, and efficiently running oil and gas related businesses, (ii) align the interests of our executives with those of our stockholders, and (iii)  reward our executives based on performance.  We seek to position the base salary at the median of our peers with the potential to award to the 75th percentile of peers for outstanding performance measured on a number of criteria, including growth in share price, asset value, reserves, acres, revenue, production and others, as determined by the Compensation Committee.

General Compensation Philosophy

Compensation Should Relate to Performance

Based on this philosophy, a significant portion of our named executive officers’ compensation is in the form of annual cash bonuses and long-term equity-based incentives. Each of these incentives plays a role in aligning pay with the Company’s performance and in aligning the long-term financial interests of our named executive officers with those of our stockholders. The chart below identifies at-risk pay (incentives) relative to fixed pay (base salary) for the 2013 fiscal year compensation period.

	Fixed Pay	At-Risk Pay
			Long-Term
	Annual		Equity-Based
	Base	Cash	Incentive
	Salary	Bonus	Awards	Total
Name	and Other	Awarded	(RSUs)	At-Risk
Dr. Hill	21%	13%	66%	79%
Mr. Samuels	19%	36%	45%	81%
Mr. Feiten	40%	0%	60%	60%

Compensation Should Be Market Competitive

We are in an intensely competitive market for top level executive talent.  Accordingly, it is vital for us to provide compensation opportunities that are competitive with, or that beat, the market we compete in for executive talent.  In order to gauge the effectiveness of our compensation programs in this regard, we periodically engage compensation consulting firms to perform peer compensation analysis for us.  For the 2013 fiscal year, we initially benchmarked our compensation off of a peer group compensation analysis prepared in July of 2011 by the compensation consulting firm of AG Ferguson & Associates (“AGF”).   The AGF study used a peer group of the following 16 U.S. energy and production companies, selected primarily based on size, growth history, and location of operations:

•    Forest Oil Corporation

•    Bill Barrett Corporation

•    Berry Petroleum Corporation

•    Swift Energy Corporation

•    Brigham Exploration Company

•    Carrizo Oil & Gas, Inc.

•    VAALCO Energy

•    Georesources, Inc.

•    Warren Resources, Inc.

•    Rex Energy Corporation

•    Abraxas Petroleum Corporation

•    Northern Oil & Gas, Inc.

•    Gastar Exploration Ltd.

•    Toreador Resources Corporation

•    FX Energy, Inc.

•    Kodiak Oil and Gas

At various times during the 2013 fiscal year, the Compensation Committee (for purposes of this section, the “Committee”) assessed each element of total direct compensation (which includes base salary, annual bonus and long-term incentives) and the mix of compensation (cash versus equity) as compared with the peer group. While we did not target our compensation to a specified percentile level of these peers, we did attempt  to place the compensation opportunities of our named executive officers at no less than the median of the initial peer group (with the opportunity, based on performance, to earn compensation up to the 75th percentile of such peer group).

Because of the rapidly growing, dynamic nature, and cost competitiveness of our business, in fiscal year 2013 we decided to pursue a vertically integrated growth strategy. This led the Company to access both the pressure pumping market, through the creation of RockPile, and mid-stream gathering, transportation and processing, through Caliber. With this distinctive change to position us to be one of the lowest cost producers of oil and gas in the Williston Basin, in the fall of calendar year 2012 we decided to update our peer group and to reassess our competitive market compensation practices.  In so doing, we engaged a new compensation consulting firm, Longnecker & Associates (“L&A”), to prepare an updated peer group and compensation analysis.  Given the rapidly evolving nature of our business, establishing an appropriate peer group proved to be challenging, so L&A developed two peer groups — a “current” peer group, reflecting oil and gas exploration companies of similar financial size (based on items such as revenue, assets, market capitalization, and enterprise value) and operational similarity (recognizing the vertical integration of our business, operational footprint, and similarity of reserves) — and a “future growth” peer group, reflecting oil and gas companies of the financial size and operational similarity to  which we aspire  in the next three  years.  The “current” and “future growth” peer groups are as follows:

Current Peer Group	Future Growth Peer Group

Barnwell Industries	Approach Resources, Inc.
Double Eagle Petroleum Co	Callon Petroleum Co.
Evolution Petroleum Corp	Carrizo Oil & Gas Inc.
FX Energy Inc.	Contango Oil & Gas Company
Gastar Exploration Ltd	Crimson Exploration Inc.
Geomet Inc.	EXCO Resources Inc.
Miller Energy Resources Inc.	Goodrich Petroleum Corp.
Delta Petroleum	Kodiak Oil & Gas Corp.
Postrock Energy Corp.	Laredo Petroleum Holdings, Inc.
Synergy Resources Corp.	Magnum Hunter Resources Corp.
Zaza Energy Corp.	Niska Gas Storage Partners LLC
Saratoga Resources Inc.	Oasis Petroleum Inc.
PDC Energy, Inc.
Resolute Energy Corporation
Rosetta Resources, Inc.
Swift Energy Co.
VAALCO Energy Inc.
Vanguard Natural Resources, LLC

The updated peer group and compensation analysis performed by L&A reflected that the total compensation of our named executive officers for the 2013 fiscal year was generally in the 50th — 75th percentile of the “current” updated peer group, and around the 25th percentile of the “future growth” peer group, indicating that we are providing compensation opportunities that are market competitive today.  We have used and may continue to use both the “current” and “future growth” peer groups in setting and determining compensation for the 2014 fiscal year.

Our Executive Compensation Programs Should Retain Appropriate Flexibility

To date, the dynamic and rapidly evolving nature of our business has demanded that we retain flexibility in assessing our named executive officers performance and in determining the appropriate rewards for that performance.   For a start-up business like ours, static performance goals established at the beginning of each year would not meaningfully drive or reward the type of executive performance we are looking for and have received.  To the contrary, we believe that our flexible approach to performance assessment and incentive compensation has helped to foster a climate of innovation where strategies such as the implementation of our RockPile and Caliber businesses were encouraged and supported, to the long-term benefit of our stockholders.  Accordingly, we plan to retain the current flexibility in our executive compensation structures for the near term.  However, we do intend to transition into more structured incentive compensation arrangements as we develop into a more mature company, at which point concrete pre-established performance goals and associated rewards will drive performance.

Executives Should Have Significant Equity or Equity Incentives

We believe strongly that our named executive officers should have meaningful equity or equity incentive awards in the Company.  Our philosophy is that such holdings create the desired incentives and retention features that are integral to aligning the interests of our executive team with those of our stockholders.  In particular, meaningful equity or equity incentive holdings (i) provide increased remuneration to the holder with an increase in our stock price, thereby aligning the interests of our executive team with those of our stockholders, (ii) discourage undue risk-taking, as a significant portion of our equity awards remain unvested and therefore must be held by the executive for a considerable period of time, (iii) encourage retention, based on the vesting schedule associated with equity incentive awards, and (iv) encourage investment and facilitate capital raising activities by the Company, as investors understand and appreciate that our executives have ample “skin-in-the-game.”  Accordingly, in fiscal years 2011 and 2012 we made RSU grants to Messrs. Hill and Samuels to both make up for the lack of awards in previous years and to bring their indirect equity stake to a level consistent with market, and in fiscal year 2013 we made annual RSU grants to all of our named executive officers.  Although we do not currently have stock ownership guidelines for our executives or directors, we may institute such guidelines in the future.

Compensation Should Take Into Account Tax and Accounting Consequences when Appropriate

The Committee’s current focus is primarily to incentivize and reward performance that increases shareholder value and that supports the growth of the Company. This will be achieved by implementing compensation policies and processes that are finely tuned to both operational performance and value growth.  Accordingly, our compensation programs are not largely driven by tax and accounting considerations.  However, where appropriate, the Committee does consider the tax and accounting ramifications of the Company’s plans, arrangements and agreements. For example:

•                  Section 162(m) of the Code disallows, with certain exceptions, a federal income tax deduction for annual compensation over $1 million paid to so-called “covered employees” - usually the principal executive officer and the three other most highly- compensated named executive officers of the Company.  An exception to the deduction limit is provided under Code Section 162(m) for performance-based compensation paid pursuant to stockholder-approved plans that meet certain criteria.  Given our significant net operating losses for U.S. income tax purposes, we have not structured any of our 2013 fiscal year compensation to comply with the performance-based compensation exception to Code Section 162(m).

•                  Section 409A of the Code provides that all amounts of “deferred compensation” (which may include items such as bonuses, severance pay, and similar compensation components not generally thought of as deferred compensation) are currently included in gross income and are subject to an additional 20% income tax, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income, unless certain requirements are met. We have designed or amended our plans and programs with the intent that they either be exempt from or comply with Code Section 409A.

•                  Financial Accounting Standards Board Accounting Standards Codification, Topic 718, “Compensation—Stock Compensation” (“ASC Topic 718”) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of RSUs and other equity-based awards are accounted for under ASC Topic 718. Our Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Process — Making Executive Compensation Decisions

Role of Our Compensation Committee

The Committee (i) reviews the goals and objectives of our executive compensation plans and adopts, or recommends to the Board for adoption, such plans and changes to such plans; (ii) evaluates the performance of our CEO and our other executive officers and (either independently or with the other independent Board directors) determines and approves the compensation level of the CEO and our other executive officers based on such performance evaluation; (iii) reviews and approves any employment, severance or termination arrangements with our executive officers; (iv) reviews and approves any perquisites or other personal benefits to our executive officers; and (v) performs such other duties as are assigned to it by the Committee charter and our organizational documents. The Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant or other advisor to be used to assist in the evaluation of director or executive officer compensation or to otherwise assist with the Committee in carrying out any of its responsibilities. The Committee has sole authority to approve any such consultant’s or advisor’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of any such consultant or advisor.

Role of the Compensation Consultants

Each of the compensation consultants used in setting fiscal year 2013 compensation provided the Committee with market data and observations regarding executive officer compensation programs and practices, including specifically:

•                  Peer group identification and assessment;

•                  Compensation benchmarking and recommendations;

•                  Advice and insight as to appropriate procedures for determining and paying incentive compensation; and

•                  Marketplace compensation trends in the Company’s industry and generally.

Neither of the consultants approved the amount of compensation of any named executive officer. Each of the consultants interacted regularly with members of the Committee and periodically with Dr. Hill. Each of the consultants attended meetings of the Committee when requested. The Committee reviews the engagement of its independent compensation consultants periodically and as a part of that process reviews a summary of all services provided by the consultants and related costs. For fiscal year 2013, neither consultant performed any other material services for the Company, had any business or personal relationships with the Committee members or executive officers of the Company, or owned any stock of the Company, and each consultant maintained policies and procedures designed to avoid conflicts of interest.

Role of Management in Determining Executive Compensation

Both Dr. Hill and Mr. Samuels played a role in the Committee’s establishment of our fiscal year 2013 executive compensation programs.  Significant aspects of their role in the process included:

•                  Assessing their own performance and evaluating the performance of Mr. Feiten;

•                  Providing feedback on proposed peer group companies;

•                  Proposing base salary levels, bonus amounts, and long-term incentive awards for our named executive  officers,  including themselves; and

•                  Attending, when requested, meetings of the Committee.

Although both Dr. Hill and Mr. Samuels are involved in the compensation process, the Committee is solely responsible for all executive compensation decisions and in all events acts independently of management. Neither Dr. Hill nor Mr. Samuels is present during voting or deliberations concerning our executive compensation programs.

Annual Compensation Review

The Committee typically conducts an annual review of Company and individual performance in the first quarter of each fiscal year, after our audited financial statements have been completed and the Company’s reserve report has been issued.  Based on that review, the Committee determines discretionary bonus amounts for the prior fiscal year and long-term equity incentive awards for the current fiscal year for all of our employees, including our named executive officers.  We may, at such time, also determine to adjust the base salaries of our employees, including our named executives.  When determining annual bonus amounts, long-term equity compensation awards, and base salary adjustments, the Committee considers the following:

•                  Market data for each compensation component, based on compensation surveys of peer companies prepared by our compensation consultants;

•                  Individual and Company performance and areas of individual responsibility relative to the market data;

•                  Compensation of other executive officers in the Company; and

•                  The recommendations of Dr. Hill and Mr. Samuels with respect to the compensation of the executives and other employees who report directly to them.

Interim Reviews

In addition to the annual performance review process, the Committee will from time to time conduct an interim review of compensation based on the hiring of new employees, the promotion of existing employees, or as otherwise appropriate or necessary.  In general, the Committee will consider the same factors in setting or making interim compensation decisions as they do when conducting annual performance reviews.  For new hires, the Committee will also review the incoming executive’s compensation at his or her previous employment, along with other factors that may be relevant (such as the difficulty in recruiting the executive).

Consideration of Say-on-Pay Vote

This year will be the first year for which the Company is required to conduct a non-binding “say-on-pay” vote of our stockholders concerning the compensation of our named executive officers. We value the opinions of our stockholders regarding our executive compensation programs and, accordingly, will monitor the “say-on-pay” results and will take any actions we deem necessary to respond appropriately to same.

Elements of Our Compensation and Why We Pay Each Element

With respect to our named executive officers, the Committee designs these programs to consist of five elements: base salary, annual bonus, long-term equity-based compensation, severance and change-in-control benefits, and other employee benefits.

Base Salary.    Base salary is the fixed annual compensation we pay to each of our named executive officers for carrying out their specific job responsibilities. Base salaries are an important component of the total annual cash compensation paid to our named executive officers and are an important element in the recruitment and retention of all of our employees, including our named executive officers. Base salaries are determined after taking into account many factors, including the following:

•                  the responsibilities of the officer, the level of experience and expertise required for the position and the strategic impact of the position;

•                  the need to recognize each officer’s unique value and demonstrated individual contribution, as well as anticipated future contributions;

•                  the need to provide executives with sufficient, regularly-paid income; and

•                  salaries paid for comparable positions in similarly-situated companies.

For fiscal year 2013, the Committee took the following actions with respect to the base salaries of our named executive officers.

•                  Decreased the salary of Dr. Hill in April of 2012 from $400,000 per year to $300,000 per year to recognize his move from Chief Executive Officer of the Company to Executive Chairman of the Company.

•                  Increased the salary of Mr. Samuels in April of 2012 from $350,000 per year to $400,000 per year to recognize his promotion from Chief Financial Officer to Chief Executive Officer and to position his base compensation at an appropriate level for Dr. Hill’s eventual transition away from his executive role.

•                  Increased the salary of Mr. Feiten in April of 2012 from $216,000 per year to $275,000 per year to recognize his promotion from Vice President of Accounting to Chief Financial Officer.

Annual Bonus.  All of our employees, including our named executive officers, are eligible to receive discretionary annual cash bonus awards. We believe annual cash bonuses help us to:

•                  attract and retain executive talent; and

•                  reward executives for performance during the fiscal year.

For fiscal year 2013, the Committee determined to pay the following discretionary cash bonuses to our named executive officers:

•                  $200,000 to Dr. Hill and $800,000 to Mr. Samuels.  These discretionary bonuses were designed to acknowledge and reward the exceptional performance of each of these executives and of the Company in fiscal year 2013, as detailed above in the section entitled “2013 Results and Compensation Highlights.”  The disparity in the size of the bonuses reflects the change in roles of each executive during the year and, in particular, the relative contributions of Mr. Samuels and Dr. Hill following Mr. Samuels’ promotion to Chief Executive Officer.

•                  Mr. Feiten did not receive a bonus for fiscal year 2013.

Long-Term Equity-Based Incentives.    Our long-term incentives are designed to attract, retain and reward our named executive officers, to align their interests with those of our stockholders, and to reward performance.  We have over the past few years used RSUs as our primary long-term equity-based incentive.  The Committee, based on its experience and after consultation with its compensation consultants, believes RSUs are an appropriate form of equity incentive for our named executive officers, as they (i) typically result in less dilution than stock options, (ii) have the same financial accounting consequences as other stock-based compensation awards, (iii) provide the same economics and are generally equivalent to immediate equity ownership, and (iv) tend to positively affect risk management.

In fiscal year 2013, we made the following RSU grants to our named executive officers

•                  In March of 2012, we granted 150,000 RSUs to each of Dr. Hill and Mr. Samuels.  The size of the grants was determined after considering performance in fiscal 2012 and the peer compensation analysis provided by AGF.

•                  In March of 2012, we granted to Mr. Feiten 60,000 RSUs.

Severance and Change-in-Control Benefits

The Committee believes that severance protection plays a valuable role in attracting, motivating and retaining highly talented executives and that having an existing agreement in place is preferable to negotiating an exit package at the time of a named executive officer’s departure. Severance provisions give the Company the flexibility to make decisions regarding organizational issues with agreed-upon severance terms. In the event that the Company faces a change in control, severance benefits encourage executive officers to remain with the Company and focus on their responsibilities to the Company during an important time when prospects for continued employment are often uncertain. The Committee believes that the severance amounts that may be paid upon termination of employment (whether before or after a change in control of the Company) ensure that the interests of the executive officers will be materially consistent with the interests of the Company’s stockholders and strike a proper balance between the hiring, motivating and retention effects described above, without providing excessive benefits to executives.

In fiscal year 2013, we provided severance and change-in-control protections to our named executive officers through various employment agreements, each of which was entered into or materially amended on April 14, 2012 to reflect our CEO succession planning activities and the changed roles of Messrs. Hill, Samuels and Feiten. The Agreements for Messrs. Samuels and Feiten are still in effect. Mr. Samuels’ agreement provides for an initial two-year term with successive automatic renewals for additional one-year terms unless either party provides written notice of non-renewal at least ninety days prior to the end of the then current term.  Mr. Feiten’s agreement provides that he will be employed until terminated in accordance with the terms of his agreement.  Dr. Hill stepped down from his executive role in February of 2013, at which time his existing agreement expired without payment of severance.  Please see “Potential Payment upon Termination of Change of Control,” below, for a description of the employment agreements in effect as of the last day of our 2013 fiscal year, along with detailed information concerning the termination benefits provided to our named executives.

Benefits and Perquisites

All of our named executive officers participate in the broad-based employee benefit programs offered generally to our employees.  These benefits are crucial to our ability to attract and retain executive talent.  In addition, we provided limited perquisites to Mr. Samuels, in the form of a monthly car allowance and, in previous fiscal years, a rental subsidy on his housing in Denver, Colorado.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2013 and in this Proxy Statement.

Compensation Committee:

Gus Halas, Chairman

Randal Matkaluk

F. Gardner Parker

Roy Aneed

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our named executive officers for the fiscal years ending January 31, 2013, 2012, and 2011:

Name & Principal Position	Year	Salary			Bonus (d)		Stock Awards (e) (f)		All Other Compensation (f)		Total
Peter Hill, CEO, Chairman of the Board and former Executive Chairman and former Chief Executive Officer (a)	2013		$321,154	(a)		$200,000		$1,000,500		$—		$1,521,654
	2012		$353,462			$600,000		$4,128,526		$16,075		$5,098,063
	2011		$258,705			$750,000		$210,000		$12,943		$1,231,648
Jonathan Samuels, President and Chief Executive Officer and former Chief Financial Officer (b)	2013		$389,423	(b)		$800,000		$1,000,500		$15,000		$2,204,923
	2012		$303,462			$600,000		$3,865,978		$16,339		$4,785,779
	2011		$207,692			$600,000		$210,000		$12,943		$1,030,635
Joseph Feiten, Principal Accounting Officer and former Chief Financial Officer and former VP Accounting (c)	2013		$262,519	(c)		$—		$400,200		$—		$662,719
	2012		$51,508			$—		$427,200		$—		$478,708
	2011	$	n/a		$	n/a	$	n/a	$	n/a	$	n/a

(a)                                 Effective April 14, 2012, the Company appointed Dr. Hill as the Executive Chairman of the Board of Directors and Dr. Hill relinquished the position of Chief Executive Officer of the Company.  Coincident with his change in role, Dr. Hill’s annual base salary was decreased from $400,000 per annum to $300,000

per annum.   In April of 2013, Dr. Hill relinquished his executive role with the Company but remained the Chairman of the Board.

(b)                                 Effective April 14, 2012, the Company appointed Mr. Samuels as Chief Executive Officer and Principal Executive Officer. Mr. Samuels retained the title of President but relinquished the title of Chief Financial Officer.  Coincident with his change in role, Mr. Samuel’s annual base salary was increased from $350,000 per annum to $400,000 per annum.

(c)                                  Effective April 14, 2012, the Company appointed Mr. Feiten as Chief Financial Officer and Principal Financial Officer, and Mr. Feiten retained his title of Principal Accounting Officer. Mr. Feiten commenced employment with the Company on November 1, 2011.  Coincident with his change in role, Mr. Feiten’s annual base salary was increased from $216,000 per annum to $275,000 per annum.  On February 13, 2013 Mr. Feiten relinquished his role as Chief Financial Officer but remained with the Company as Principal Accounting Officer.

(d)                                 The Committee approved the payment of fiscal year 2013 short-term incentive cash bonuses in the amount of $200,000 for Dr. Hill and $800,000 for Mr. Samuels, based on their performances and responsibilities during the fiscal year.

(e)                                 This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 whereby the stock award’s fair value normally reflects the Common Stock closing price at the date of grant.

(f)                                   The other compensation for the most recent fiscal year reflects the car allowance provided to Mr. Samuels.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding the number of RSUs that were awarded to our named executive officers in fiscal year 2013:

Name	Grant Date (a)	All Other Stock Awards: Number of Shares or Units (a)	Grant Date Fair Value of Stock Awards ($)(a)
Peter Hill	March 6, 2012	150,000	$1,000,500
Jonathan Samuels	March 6, 2012	150,000	$1,000,500
Joseph Feiten	March 6, 2012	60,000	$400,200

(a)                                 All equity awards shown in this table were grants of RSUs. Each unit represents a right at its vesting to receive one share of the Company’s Common Stock. Vesting is contingent upon continued employment over a period of four years, with annual vesting of 20% to occur after the first, second, and third anniversaries of the award date, and the remaining 40% of the award vesting on the fourth anniversary of the award date. In accordance with FASB ASC Topic 718, the grant date fair value of the stock awards was the number of granted RSUs multiplied by the $6.67 closing price per share of our Common Stock on the award date.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table sets forth information regarding the number of equity awards outstanding and held by our named executive officers as of January 31, 2013:

	Option Awards				Stock Awards
					Number of
	Number of Common Stock				Shares or Units of		Market Value of Shares or
	Shares Underlying Unexercised		Option	Option	Stock that		Units of Stock
	Options		Exercise	Expiration	Have Not		That Have
Name	Exercisable	Unexercisable	Price	Date	Vested		Not Vested (b)
Peter Hill	93,333	—	$1.25	11/30/2014	463,939	(a)	$2,918,178
Jonathan Samuels	63,333	—	$1.25	11/30/2014	451,818	(a)	$2,841,935
Joseph Feiten	—	—	n/a	n/a	113,333	(a)	$712,867

(a)                                 These RSUs vest as follows:

	Dr. Hill	Mr. Samuels	Mr. Feiten
February 1, 2013	56,970	50,909	—
March 6, 2013	30,000	30,000	12,000
March 28, 2013	100,000	100,000	—
November 1, 2013	—	—	26,667
February 1, 2014	56,969	50,909	—
March 6, 2014	30,000	30,000	12,000
March 28, 2014	100,000	100,000	—
November 1, 2014	—	—	26,666
March 6, 2015	30,000	30,000	12,000
March 6, 2016	60,000	60,000	24,000
Total	463,939	451,818	113,333

(b)                                 Value of RSUs is equal to the number of RSUs outstanding on January 31, 2013 multiplied by $6.29, the closing price of our Common Stock on such date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding option exercises and RSU vesting by our named executive officers in fiscal year 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (a) ($)
Peter Hill	—	—	156,970	1,088,220
Jonathan Samuels	—	—	150,909	1,045,854
Joseph Feiten	—	—	26,667	165,335

(a)                                 Value of the restricted shares that vested in fiscal 2013 is determined by multiplying the number of shares vesting by the market value of the shares on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

As described above, each of Dr. Hill, Mr. Samuels and Mr. Feiten has entered into an employment agreement with the Company that provides for certain benefits upon termination of employment, including after a change in control. The agreements, as in effect on the last day of fiscal 2013, are summarized below.

Dr. Hill

Prior to its expiration as described above, the agreement with Dr. Hill provided for an annual salary of not less than $300,000. In addition, Dr. Hill was eligible to receive an annual bonus of up to 100% of base salary based upon performance (the “Hill STI Award”) and an annual long-term incentive award of up to 200% of base salary, as determined by the Compensation Committee. Additionally, he was entitled to participate in any and all benefit plans in effect for executives from time to time, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. In the event that Dr. Hill’s employment was terminated by us without Cause or by Dr. Hill for Good Reason (as each such term was defined in the agreement) or if the employment term was not extended by us, he was entitled to the continuation of payment of annual salary for 18 months, any unpaid Hill STI Award, the target Hill STI Award for the year in which termination occurred (pro-rated for the period worked prior to the termination), benefits for an 18-month period and the immediate vesting of all outstanding equity incentive awards. In the event that Dr. Hill’s employment was terminated by us without cause or by Dr. Hill for Good Reason within one year after a Change of Control (as defined in the agreement), he would have been entitled to a lump sum cash payment of two and one-half times annual salary, any unpaid Hill STI Award, the target Hill STI Award for the year in which termination occurred (pro-rated for the period worked prior to the termination), benefits for an 18-month period and the immediate vesting of all outstanding equity incentive awards. Payment of severance benefits would have been conditioned upon Dr. Hill’s execution of a release of claims against us.  In the event Dr. Hill was terminated for Cause or terminated voluntarily without Good Reason, he would generally not have been entitled to any benefits upon termination.  In the event Dr. Hill was terminated as a result of his death or disability, he would generally have been entitled to any unpaid Hill STI Award, the target Hill STI Award for the year in which termination occurred (pro-rated for the period worked prior to the termination), and the immediate vesting of all outstanding equity incentive awards.

Mr. Samuels

The agreement with Mr. Samuels provides for an annual salary of not less than $400,000. In addition, Mr. Samuels is eligible to receive an annual bonus of up to 200% of base salary based upon performance (the “Samuels STI Award”) and an annual long-term incentive award of up to 300% of base salary, as determined by the Compensation Committee. Additionally, he is entitled to participate in any and all benefit plans in effect for executives from time to time, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. In the event that Mr. Samuels’ employment is terminated by us without Cause or by Mr. Samuels for Good Reason (as each such term is defined in the agreement) or if the employment term is not extended by us, he is entitled to the continuation of payment of annual salary for 18 months, any unpaid Samuels STI Award, the target Samuels STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), benefits for an 18-month period and the immediate vesting of all outstanding equity incentive awards. In the event that Mr. Samuels’ employment is terminated by us without “cause” or by Mr. Samuels for Good Reason within one year after a Change of Control (as defined in the agreement), he is entitled to a lump sum cash payment of two and one-half times annual salary, any unpaid Samuels STI Award, the target Samuels STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), benefits for a 30-month period and the immediate vesting of all outstanding equity incentive awards. Payment of severance benefits may be conditioned upon Mr. Samuels’ execution of a release of claims against us.  In the event Mr. Samuels is terminated for Cause or terminates voluntarily without Good Reason, he is generally not entitled to any benefits upon termination.  In the event Mr. Samuels is terminated as a result of his death or disability, he would generally be entitled to any unpaid Samuels STI Award, the target Samuels STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), and the immediate vesting of all outstanding equity incentive awards.

As reported in a Current Report on Form 8-K filed with the SEC on July 10, 2013, we entered into a Third Amended and Restated Employment Agreement with Mr. Samuels on July 4, 2013.  Information regarding Mr. Samuels’ new employment agreement can be found in the aforementioned Form 8-K, as well as in this Proxy Statement under “Proposal Four — Approval of the CEO Option Grant — Summary of Revised Compensation Arrangements.”

Mr. Feiten

The agreement with Mr. Feiten provides for an annual salary of not less than $275,000. In addition, Mr. Feiten is eligible to receive an annual bonus (the “Feiten STI Award”), as determined by the Compensation Committee. Additionally, he is entitled to participate in any and all benefit plans in effect for executives from time to time, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. In the event that Mr. Feiten’s employment is terminated by us without Cause (as defined in the agreement), he is entitled to the continuation of payment of annual salary for 6 months and benefits for a 6-month period. In the event that Mr. Feiten’s employment is terminated by us after a Change of Control (as defined in the agreement), he is entitled to a lump sum cash payment of one times his annual salary, any unpaid Feiten STI Award, the target Feiten STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), benefits for a 12-month period and the immediate vesting of all outstanding equity incentive awards. Payment of severance benefits may be conditioned upon Mr. Feiten’s execution of a release of claims against us.  In the event Mr. Feiten is terminated for Cause or terminates voluntarily, he is generally not entitled to any benefits upon termination.  In the event Mr. Feiten is terminated as a result of his death or disability, he would generally be entitled to any unpaid Feiten STI Award, the target Feiten STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), and the immediate vesting of all outstanding equity incentive awards.

As reported in a Current Report on Form 8-K filed with the SEC on June 20, 2013, we entered into a Retirement and General Release Agreement with Mr. Feiten on June 18, 2013. For information regarding Mr. Feiten’s retirement agreement, please see the aforementioned Form 8-K.

Estimated Termination Benefits

The following table quantifies the benefits that would have been received by Dr. Hill, Mr. Samuels and Mr. Feiten under their employment agreements had they experienced a termination of employment under various circumstances as of January 31, 2013 under the terms of their employment agreements in effect on such date:

Name	Payment Type	Termination Upon Death or Disability ($)	Termination for Cause, Resignation without Good Reason or non-renewal of Term by Executive ($)	Termination without Cause, Resignation for Good Reason, or non-renewal of Term by Company ($)	Termination without Cause or Resignation for Good Reason following a Change in Control ($)
Peter Hill	Cash Severance	—	—	450,000	750,000
	Unpaid STI	—	—	—	—
	Target STI	200,000	—	200,000	200,000
	Equity Acceleration	2,918,176	—	2,918,176	2,918,176
	Continued Benefits	—	—	36,861	36,861
	TOTAL	3,118,176	—	3,605,037	3,905,037

Jonathan Samuels	Cash Severance	—	—	600,000	1,000,000
	Unpaid STI	—	—	—	—
	Target STI	800,000		800,000	800,000
	Equity Acceleration	2,841,935	—	2,841,935	2,841,935
	Continued Benefits	—	—	19,596	19,596
	TOTAL	3,641,935	—	4,261,531	4,661,531

Joseph Feiten	Cash Severance	—	—	137,500	275,000
	Unpaid STI	—	—	—	—
	Target STI	—	—	—	—
	Equity Acceleration	712,867	—	—	712,867
	Continued Benefits	—	—	16,222	32,443
	TOTAL	712,867	—	153,722	1,020,310

Report of the Audit Committee

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for the Company’s fiscal year ended January 31, 2013, the Audit Committee:

•                  Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended January 31, 2013 with management and KPMG LLP, the Company’s independent auditor;

•                  Discussed with management and KPMG LLP the adequacy of the system of internal controls;

•                  Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•                  Received the written disclosures and the letter from KPMG LLP regarding its independence as required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with KPMG LLP its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate. In addition, the Audit Committee’s meetings included executive sessions with the Company’s independent auditor and the Company’s accounting and reporting staff, in each case outside the presence of the Company’s management.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditor, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013 for filing with the SEC.

Randal Matkaluk, Chairman

Gus Halas

F. Gardner Parker

Audit Committee Pre-Approval Policy

Pursuant to the terms of the charter of the Audit Committee, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent auditor. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent auditor in order to ensure that the provision of such services does not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to Company management the Audit Committee’s responsibility to pre-approve services performed by the independent auditor.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. With respect to each proposed pre-approved service, the independent auditor must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. All of the services described in this Proxy Statement in “Proposal 2 — Ratification of Appointment of our Independent Registered Public Accounting Firm,” were approved by the Audit Committee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2014, subject to ratification of the appointment by the Company’s stockholders.  KPMG LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2013.  If the stockholders do not ratify the appointment of KPMG LLP, the adverse vote will be considered as a direction to the Audit Committee to select other auditors. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending January 31, 2014 will be permitted to stand unless the Audit Committee finds other reasons for making a change. Even if the selection of KPMG LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of new auditors at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

As reported in our Current Report on Form 8-K filed with the SEC on January 12, 2012, on January 10, 2012 we changed our principal independent accountant from KPMG LLP, the Canadian member firm affiliated with KPMG International, to KPMG LLP, the United States member firm affiliated with KPMG International.  The information set forth in that Form 8-K is incorporated herein by reference.

Audit Fees

The aggregate fees billed by KPMG LLP (including fees billed by the Canadian member firm affiliated with KPMG International), during the fiscal years ended January 31, 2013 and 2012, for professional services rendered for the audit of our annual financial statements and internal control over financial reporting, the reviews of the financial statements included in our quarterly reports on Form 10-Q and for required securities filings such as prospectuses, Form S-3 and Form S-8, were $647,469 and $287,877, respectively.  The $647,469 in audit fees billed for the fiscal year ended January 31, 2013 is lower than the corresponding figure reported in the Company’s Annual Report on Form 10-K/A for the same period as a result of fee adjustment negotiations subsequently concluded between KPMG LLP and the Company’s Audit Committee.

Audit-Related Fees

The aggregate fees billed by KPMG LLP (including the Canadian member firm affiliated with KPMG International) during the fiscal years ended January 31, 2013 and 2012 for due diligence services were $11,900 and $57,300, respectively.

Tax Fees

The aggregate fees billed by KPMG LLP (including the Canadian member firm affiliated with KPMG International) during the fiscal years ended January 31, 2013 and 2012 for tax related work were $5,250 and $32,606, respectively.

All Other Fees

KPMG LLP did not bill us for any other services during the fiscal years ended January 31, 2013 and 2012.

The Board of Directors and Audit Committee have considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 2:

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2014.

PROPOSAL 3 — APPROVAL OF THE AUTHORIZATION OF SHARES OF PREFERRED STOCK

Our Board of Directors has unanimously approved the authorization of 40,000,000 shares of Preferred Stock, as further described below, which would require an amendment to our Certificate of Incorporation.  The full text of the proposed amended Article Fourth to our Certificate of Incorporation is attached to this Proxy Statement as Annex A.

Currently, we are not authorized to issue any shares of preferred stock.  The Board of Directors proposes and recommends authorizing 40,000,000 shares of Preferred Stock, and giving the Board the authority, within the limitations in the Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock.  The Board has determined that the authorization of the Preferred Stock is desirable and in the stockholders’ best interest because it will provide the Company with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition needs or opportunities.  The availability of shares of Preferred Stock would give the Company flexibility to respond to future capital raising, financing and acquisition needs or opportunities without the delay and expense associated with holding a special meeting of shareholders to obtain further shareholder approval.  The ability to respond to the Company’s needs and opportunities on an expedited basis may be advantageous to us, depending on market conditions at the time.

Shares of Preferred Stock could be issued in a financing in which investors purchase Preferred Stock with rights, preferences and privileges that may be superior to those of the Common Stock. We could also use the authorized Preferred Stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the Common Stock.

The proposed Preferred Share Authorization has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt.  The Board of Directors represents that, if the Preferred Share Authorization is approved, it will not, without prior stockholder approval, approve the issuance or use of any of the Preferred Stock for any defensive or anti-takeover purpose or for the purpose of implementing any stockholder rights plan. Within these limits, as well as others imposed by applicable law and the NYSE MKT rules, the Board may approve the issuance or use of Preferred Stock for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional common stock.

If stockholders do not approve the Preferred Share Authorization, there will be no immediate impact on the Company or the rights of existing stockholders.  However, failure to approve the Preferred Share Authorization may limit our future options with respect to capital raising, financing and acquisitions.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 3:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PREFERRED SHARE AUTHORIZATION.

PROPOSAL 4 —APPROVAL OF THE CEO OPTION GRANT

As discussed in “Proposal One — Election of Directors — Executive Compensation — Compensation Discussion and Analysis,” we have experienced rapid growth in recent years, and we believe that this has resulted in significant part from the efforts of Jonathan Samuels, our CEO.  In addition, as further discussed in that section, our compensation philosophy places substantial emphasis on equity awards that provide the executive with value based on increases in our stock price and that encourage retention.  For these reasons, and because we view Mr. Samuels’ leadership as critical to the Company’s future, we made a grant of 150,000 restricted stock units to Mr. Samuels in April 2013. These restricted stock units vest over a five year period at a rate of 10% on each of the first four anniversaries of the grant date, with the remaining 60% vesting on the fifth anniversary of the grant date.  The other key incentive-based element of Mr. Samuels’ compensation package for fiscal year 2013 was the discretionary annual cash bonus payable pursuant to his employment agreement.  Mr. Samuels’ fiscal year 2013 cash bonus was $800,000.

The Compensation Committee has recently concluded that the incentive-based elements of Mr. Samuels’ compensation arrangement could be improved upon in terms of furthering the Company’s compensation philosophy.  While both the restricted stock unit grant and the annual bonus opportunity advance the goals of retaining Mr. Samuels’ services and providing him with an incentive to continue performing at a high level, the Compensation Committee has concluded that neither element alone, nor both in combination, addresses in an optimal way what the committee believes should be the principal focus of his incentive compensation arrangements — i.e., providing him with the opportunity to achieve substantially increased incentive compensation if, but only if, he continues to serve as CEO for an extended period and the Company achieves significant increases in stockholder value over that period.  Accordingly, the Compensation Committee determined to revise his compensation arrangements to include a large grant of stock options, most of which would be substantially out of the money at the time of grant and all of which would vest over a five-year period of continuous employment.

Although the Compensation Committee generally prefers to make equity awards in the form of restricted stock units, it determined that stock options would be the most appropriate form of award for this one-time grant because they will create value for Mr. Samuels only if the price of the Company’s common stock increases significantly above current levels.  Further, once the trading price of the Company’s stock price exceeds the various exercise prices and the options become “in the money”, the amount of additional value to be realized by Mr. Samuels will be in direct proportion to further increases in stock price during the period in which the options are exercisable. In addition, the Compensation Committee determined that this grant should be accompanied by changes to Mr. Samuels’ employment agreement to, among other things, prohibit most sales of Common Stock by him during the vesting period to further align his interests with those of our stockholders generally.

Summary of Revised Compensation Arrangements

Following deliberation and discussion, including with Mr. Samuels, the Compensation Committee determined to adopt, subject to the approval of stockholders to the extent described below, a revised compensation package for Mr. Samuels with the following principal features:

•                  A grant of options to purchase a total of six million shares of Common Stock (as further described below, the “CEO Option Grant”), such options to vest over a five year period.  The options would have exercise prices ranging from $7.50 per share to $15.00 per share, with larger tranches at the higher end of the range.

•                  Amendments to Mr. Samuels’ employment agreement to provide for:

•                  A two year prohibition on sales of Common Stock by Mr. Samuels, such period to extend to five years upon stockholder approval of the CEO Option Grant, subject to limited exceptions;

•                  A new base salary of $500,000 per year and a $1.25 million inducement bonus payable in 4 equal installments on July 4, 2013, August 1, 2013, November 1, 2013, and February 1, 2014, subject to Mr. Samuels’ continued employment through those dates;

•                  An annual short-term incentive cash bonus opportunity of up to 200% of base salary based on the attainment of key performance indicators determined by the Board;

•                  A annual long-term incentive bonus opportunity of up to 300% of base salary payable in equity awards; provided, however, that this long-term incentive bonus opportunity will be entirely replaced with the CEO Option Grant if the CEO Option Grant is approved by stockholders; and

•                  A cash bonus payable upon a liquidity event involving RockPile or Caliber based on the percentage gain realized by the Company relative to its initial investment in the relevant entity.  The amount of this bonus would be equivalent to 5% of that gain in Caliber for a Caliber liquidity event, and 3.5% of that gain in RockPile for a RockPile liquidity event. The right to the bonus vests in thirds on the first three anniversaries of the execution date of the Employment Agreement, with acceleration or forfeiture of the unvested portions of such right upon the occurrence of certain events.

CEO Option Grant

Under the rules of the NYSE MKT, a company’s stockholders must generally approve the establishment of, or material amendments to, equity compensation plans.  The Compensation Committee has determined that the CEO Option Grant should not be made under the Company’s existing Amended and Restated 2011 Omnibus Incentive Plan given the unique nature of the grant and the limited availability of shares to make future awards under the existing plan.  Accordingly, the grant will be made pursuant to a separate, stand-alone stock option agreement, and, as such, the CEO Option Grant must be approved by stockholders.  Although the revised employment agreement acknowledges that Mr. Samuels will enter into the CEO Option Agreement concurrently therewith, Mr. Samuels’ revised employment agreement does not itself provide for any grants of equity-settled compensation and is therefore not subject to stockholder approval under NYSE MKT rules.  We entered into a Third Amended and Restated Employment Agreement with Mr. Samuels on July 4, 2013, as reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2013.

Summary of CEO Option Grant

The following summary of the CEO Option Grant is qualified in its entirety by the full text of the CEO Stand-Alone Stock Option Agreement, dated July 4, 2013, a copy of which is included in Annex A to this Proxy Statement and incorporated by reference herein.

The CEO Option Grant covers a total of 6,000,000 shares of Company common stock and is divided into five tranches, each with a different exercise price, as follows:

Name of Tranche	Number of Shares	Exercise Price
“$7.50 Tranche”	750,000	$7.50 per share
“$8.50 Tranche”	750,000	$8.50 per share
“$10.00 Tranche”	1,500,000	$10.00 per share
“$12.00 Tranche”	1,500,000	$12.00 per share
“$15.00 Tranche”	1,500,000	$15.00 per share

Both the number of shares covered by each tranche (and by the CEO Option Grant generally) and the exercise price per share shall be adjusted to take into account stock splits, stock dividends, recapitalization transactions, and similar corporate events.  The closing price of the Common Stock on the NYSE MKT on July 3, 2013, the last trading day prior to the execution date of the CEO Option Grant, was $7.16 per share.

Each tranche of the CEO Option Grant generally vests and becomes exercisable on the same vesting schedule, with 10% of each tranche becoming vested and exercisable on each of the first two anniversaries of the grant date, 50% of each tranche becoming vested and exercisable on the third anniversary of the grant date, 20% of each tranche becoming vested and exercisable on the fourth anniversary of the grant date, and the remaining 10% of each tranche becoming vested and exercisable on the fifth anniversary of the grant date.  Once any portion of the CEO Option Grant becomes vested, it is exercisable by Mr. Samuels from time to time and in such amounts as Mr. Samuels may choose, until the option expires.

In order to exercise the CEO Option Grant, Mr. Samuels must give written notice of exercise along with payment of the exercise price for the purchased shares, which amount may be paid by check, or, if permitted by our Compensation Committee, through the use of certain cashless exercise mechanics, such as the tender of previously held shares of our Common Stock, through a net settlement feature, or through the use a broker assisted exercise transaction.

The options expire 10 years after their grant date, provided, however, that the options may expire sooner if Mr. Samuels terminates employment or we undergo a change in control.  In general, upon Mr. Samuels’ termination of employment, any portion of the option that was unvested (after giving effect to any accelerated vesting required by his employment contract) shall be forfeited, and any portion of the option that was then vested (or that becomes vested upon termination as a result of his employment contract) shall remain exercisable for the remainder of the stated option term.

Upon exercise, Mr. Samuels shall be required to satisfy all required tax withholdings and will be subject to the Company’s trading window policies and to the prohibitions on selling Company stock set forth in his employment agreement.

Upon a “change of control,” the CEO Option Grant will become vested and exercisable in full, and the Compensation Committee generally will have flexibility to determine how the CEO Option Grant will be treated in the change in control transaction, including, but not limited to, providing for the assumption and substitution of the CEO Option Grant by any successor entity, providing for the cash out of the CEO Option Grant, or providing for the termination of the CEO Option Grant if it is not exercised prior to or coincident with the change of control transaction (after Mr. Samuels has been afforded the opportunity to exercise the option in full, including the portion becoming vested as a result of the change of control transaction).  A “change of control” for purpose of the CEO Option Grant is generally the same as that under our Amended and Restated 2011 Omnibus Incentive Plan and includes (i) the acquisition by any person of at least 30% of the Company’s outstanding securities, (ii) a non-approved change in at least a majority of the Company’s board of directors, (iii) a merger and consolidation in which our existing security holders cease to hold at least 30% (in some cases 50%) of the outstanding voting power of the surviving entity, or (iv) the approval by our stockholders of a plan of liquidation or dissolution or the consummation of a sale of all or substantially all of our assets (other than to an entity whose voting power is owned at least 75% by our stockholders).

Certain Federal Income Tax Consequences of the CEO Option Grant

The following description of the material federal income tax consequences of the CEO Option Grant is a general summary. State, local, and other taxes may also be imposed in connection with the CEO Option Grant. This discussion is intended solely for the information of stockholders considering how to vote at the Annual Meeting.

Non-Qualified Stock Option.

The CEO Option Grant is a non-qualified stock option.  No taxable income should be recognized when the CEO Option Grant is made, but, upon exercise, the difference between the fair market value of the shares received and the exercise price paid for the shares will be taxable as ordinary compensation income to Mr. Samuels and will generally be deductible by the Company.  The income will constitute wages, subject to FICA taxes and income tax withholding.

Section 409A

Section 409A of the Code governs the payment of non-qualified deferred compensation and sets stringent rules with respect to the payment thereof, which if violated can result in premature income taxation to the recipient along with the imposition of an additional 20% additional income tax on the non-compliant deferred compensation amounts.  It is the intention of both Mr. Samuels and the Company that the CEO Option Grant be exempt from Code Section 409A.

Section 162(m)

Under Section 162(m) of the Code, compensation paid by the Company in excess of $1 million for any taxable year to a “Covered Employee” (which includes Mr. Samuels as CEO) generally is not deductible by the Company or its affiliates for federal income tax purposes unless an exemption from such limitation exists.  It is the intention of both Mr. Samuels and the Company that the CEO Option Grant constitutes “performance-based compensation” that is exempt from the deduction limitations of Code Section 162(m).  However, there is no guarantee that the CEO Option Grant will be so treated.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 4:

THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CEO OPTION GRANT

PROPOSAL 5 — ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are asking our stockholders to vote, on an advisory basis, to approve the compensation of our named executive officers as disclosed in the Proxy Statement in accordance with the rules of the SEC and Section 14A of the Exchange Act. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and is therefore not binding on us, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and will evaluate what, if any, actions are necessary to address those concerns.

As described in “Proposal 1 — Election of Directors — Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain highly-talented executives who can generate shareholder value by developing, implementing, and efficiently running oil and gas related businesses, align the interests of our executives with those of our stockholders, and reward our executives based on performance. Because the Board believes that the compensation of our named executive officers appropriately addresses those objectives, it recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the “Executive Compensation” section of the Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables, and related disclosures.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 4:

THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 6 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In addition to the advisory vote on the compensation of our named executive officers as described in Proposal 5, we are asking our stockholders to vote as to the frequency of future advisory votes on the compensation of the named executive officers pursuant to the rules of the SEC and Section 14A of the Exchange Act. This proposal gives our stockholders the opportunity to express their views on whether such future advisory votes should occur every one, two or three years. This vote is advisory and is therefore not binding on us, the Board or the Compensation Committee. The Board and the Compensation Committee will consider the opinions of our stockholders when determining the frequency of future advisory votes on the compensation of the named executive officers.

Subject to input from our stockholders, the Board believes that holding an advisory vote on executive compensation every three years (triennially) is the most appropriate policy for the Company at this time.  Our executive compensation program is designed to align executive pay with both short and long-term Company performance that enhances long-term stockholder value.  The Board believes that a triennial vote best complements our goal to create a compensation program that enhances long-term stockholder value for our rapidly growing Company.

We believe that a triennial vote will provide our stockholders with the ability to evaluate our compensation program over a time period similar to, and in many cases shorter than, the vesting periods associated with most of our long-term compensation awards, which allows stockholders to compare the Company’s compensation program to the long-term performance of the Company.  Further, a triennial vote will provide the Compensation Committee and the Board with sufficient time to thoughtfully and meaningfully analyze the Company’s compensation program (as compared to the Company’s performance over that same period) and to implement necessary changes, as well as to effectively respond to any stockholder concerns by implementing appropriate revisions.

The Board of Directors is aware that some stockholders may believe that annual advisory votes will provide them with a more frequent opportunity to express their views regarding the Company’s executive compensation program. However, we have in the past been, and will in the future continue to be, proactively engaged with our stockholders regarding their views on compensation and other matters of interest to them. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, because our executive compensation programs are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation may inappropriately place a short-term focus on our executive compensation programs.

For these and other reasons, the Board recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the stockholders desire that the Company include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Exchange Act every three years.

The frequency option that receives the highest number of votes cast by stockholders will pass. However, because this vote is only advisory, the Board may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote on the compensation of our named executive officers more or less frequently than the option that receives the highest number of votes cast by stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 6:

THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS RECOMMEND A VOTE THAT FUTURE ADVISORY VOTES ON NAMED EXECUTIVE COMPENSATION BE HELD EVERY THREE YEARS

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of our common stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports we received and on written representations from reporting persons, we believe that, during fiscal year 2013, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

Related Party Transactions

From February 1, 2012 to the present, there was no transaction, or series of transactions, nor is there any currently proposed transaction, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, or known beneficial holder of more than five percent of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except with respect to the CEO Option Grant as described in this Proxy Statement. Related party transactions are subject to review and oversight by our Audit Committee, unless they relate to compensation matters within the authority of the Compensation Committee.

Future Proposals of Security Holders

Any proposal that a stockholder wishes to include in the proxy materials for our 2014 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received no later than March 26, 2014, assuming that the 2014 Annual Meeting of Stockholders is held within 30 days before or after the anniversary of the Annual Meeting, and must be submitted in compliance with the rule. If the 2014 Annual Meeting of Stockholders is held on a date that is more than 30 days before or after the anniversary of the Annual Meeting, then the deadline for submission is a reasonable time before the Company begins to print and send its proxy materials for that meeting, which deadline would be reported on Form 8-K.  Proposals should be directed to Triangle Petroleum Corporation, 1200 17th Street, Suite 2600, Denver, Colorado 80202, attention: Corporate Secretary.

Any proposal or nomination for director that a stockholder wishes to propose for consideration at the 2014 Annual Meeting of Stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Article II, Section 15 or 16 of our Bylaws, as applicable, and must be received at our principal executive offices no earlier than May 2, 2014 and no later than June 2, 2014. If the 2014 Annual Meeting of Stockholders is held on a date that is more than 30 days before or after the anniversary of the Annual Meeting, then the deadline for submission is the tenth day following the day on which the date of the 2014 Annual Meeting of Stockholders is publicly disclosed, which deadline would be reported on Form 8-K.  Any such proposal must be an appropriate subject for stockholder action under applicable law and must otherwise comply with the requirements of our Bylaws.

Pursuant to SEC Rule 14a-4(c)(1), if our Secretary receives any stockholder proposal at the address listed above after June 2, 2014 that is intended to be presented at the 2014 Annual Meeting of Stockholders (assuming that the meeting is held on August 29, 2014), the proxies designated by the Board will have discretionary authority to vote on such proposal.

Householding of Materials

In some instances, only one copy of this Proxy Statement and the other proxy material is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of this Proxy Statement and the other proxy materials, you may call us at (303) 260-7125, or send a written request to Triangle Petroleum Corporation, 1200 17th Street, Suite 2600, Denver, Colorado 80202, attention: Corporate Secretary. If you have received only one copy of this Proxy Statement and the other proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of this Proxy Statement and the other proxy materials may request delivery of a single copy, also by calling the number or writing to us at the address listed above.

Stockholder Communications

The Board of Directors welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board of Directors, to any committee, to the independent directors, or to any director in particular, to: Triangle Petroleum Corporation, 1200 17th Street, Suite 2600, Denver, Colorado 80202, attention: Corporate Secretary.

Other Business

The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/ Jonathan Samuels
Jonathan Samuels
President & Chief Executive Officer

Denver, Colorado

July 25, 2013

Annex A — Certificate of Amendment of Certificate of Incorporation

Article Fourth is hereby amended to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock, designated ‘common stock’ and ‘preferred stock.’ The number of shares of common stock authorized is 140,000,000, with a par value of $0.00001 per share. The number of shares of preferred stock authorized is 40,000,000, with a par value of $0.00001 per share. The holders of the common stock or preferred stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized.

The Board of Directors of the Corporation is authorized to determine the number of series into which shares of preferred stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the preferred stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.”

A-1

Annex B — CEO Option Grant

Execution Version

TRIANGLE PETROLEUM CORPORATION

CEO STAND-ALONE STOCK OPTION AGREEMENT

This CEO Stand-Alone Stock Option Agreement (this “Agreement”) is entered into effective as of July 4, 2013 (the “Date of Grant”), by and between Triangle Petroleum Corporation, a Delaware Corporation (the “Company”), and Jonathan Samuels (“Samuels”).  Capitalized terms used herein but not defined in the text below are defined in Exhibit A hereto.

1.           Grant of Option. The Company hereby grants to Samuels a non-qualified stock option (the “Option”) to purchase six million (6,000,000) shares of the Company’s common stock, par value $.00001 per share (“Common Stock”).  The Option shall be divided into five different tranches (each a “Tranche”), each with a different exercise price as follows:

Name of Tranche	Number of Shares	Exercise Price
“$7.50 Tranche”	750,000	$7.50 per share
“$8.50 Tranche”	750,000	$8.50 per share
“$10.00 Tranche”	1,500,000	$10.00 per share
“$12.00 Tranche”	1,500,000	$12.00 per share
“$15.00 Tranche”	1,500,000	$15.00 per share

The grant is made and the Option is effective as of the Date of Grant; provided, however, that the Option shall not be exercisable, and shall expire and become null and void in its entirety, unless it is approved by the stockholders of the Company at a duly called meeting of the Stockholders of the Company held on or before July 4, 2015.

2.             Vesting; Exercisability.  Unless sooner vested in accordance with this Agreement, each Tranche shall vest and become exercisable in installments in accordance with the following schedule, provided Samuels remains continuously employed by or providing services to the Company or its Subsidiaries from the Date of Grant through the vesting dates indicated below (each a “Vesting Date”):

Vesting Date	Portion of Each Tranche Vesting on the Applicable Vesting Date
July 4, 2014	10%
July 4, 2015	10%
July 4, 2016	50%

July 4, 2017	20%
July 4, 2018	10%

Vesting shall be cumulative, so that once any portion of the Option becomes vested and exercisable, it shall continue to be vested and exercisable in whole or in part, as elected by Samuels from time to time, until the Option expires in accordance with Sections 4, 5 or 6 below, as applicable.  Notwithstanding the foregoing, in no event shall the Option be exercisable prior to the date upon which the stockholder approval described in Section 1 is obtained.

3.            Exercise of Option.

(a)           Procedure for Exercise.  If electing to exercise this Option as to all or a part of the shares covered by this Option, Samuels shall give written notice to the Company of such election and of the number of shares he has elected to purchase, in such form as the Company’s Compensation Committee (the “Committee”) shall have prescribed or approved, and shall, at the time of exercise, tender the full purchase price of the shares Samuels has elected to purchase and make arrangements satisfactory to the Committee with respect to any withholding taxes required to be paid in connection with the exercise of the Option.  Samuels may pay the purchase price using any of the following methods, or a combination thereof:

(i)                                     by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

(ii)                                  with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee’s discretion be deemed conditional;

(iii)                               as permitted by the Committee, by delivery of previously-acquired shares of Common Stock owned by Samuels having a Fair Market Value (determined as of the Option exercise date) equal to the portion of the exercise price being paid thereby;

(iv)                              as permitted by the Committee, on a net-settlement basis with the Company withholding the amount of Common Stock sufficient to cover the exercise price and tax withholding obligation; and/or

(v)                                 as permitted by the Committee, by delivery to the Company of a written assignment of a sufficient amount of the proceeds from the sale of Common Stock to be acquired pursuant to the exercise of the Option to pay for all of the Common Stock to be acquired pursuant to the Option (along with applicable tax withholdings) and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise.

(b)           Issuance of Shares.  Upon exercise of the Option, the Company shall transfer the purchased shares to Samuels electronically, or, if so requested by Samuels, by delivering a properly executed stock certificate for the shares in his name.

4.             Expiration of Option;.  This Option shall expire at 11:59 P.M. E.T. on July 3, 2023 (the “Expiration Date”), or, if earlier, upon a Change in Control of the Company pursuant to Section 6(b).

5.           Termination of Employment.  Upon termination of Samuels’ employment or service with the Company and its Subsidiaries by the Company or its Subsidiaries for any reason whatsoever (a) any portion of this Option that is outstanding as of the date of such termination of employment or service that has not yet vested (taking into account any vesting acceleration pursuant to the terms of Samuels’ employment agreement with the Company or any other agreement between Samuels and the Company) shall terminate upon the date of such termination of employment or service and (b) the portion of this Option that is outstanding and vested and exercisable as of the date of such termination of employment or service shall remain exercisable through the Expiration Date set forth in Section 4.

6.             Change of Control of the Company.

(a)           Accelerated Vesting.  This Option shall become fully vested and exercisable upon a Change of Control of the Company, regardless of whether the employment-related vesting conditions in Section 2 have been satisfied.

(b)          Accelerated Expiration; Assumption or Substitution.  Upon a Change of Control, the Committee may, in its discretion, (i) provide for the assumption of this Option (or portions thereof) or the substitution of this Option (or portions thereof) with similar awards of the surviving or acquiring company, in a manner designed to comply with Section 409A of the Code, (ii) provide for the cash out and cancellation of this Option (or portion thereof) immediately prior to such Change in Control (in a manner designed to comply with Code Section 409A), which cash out may be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change of Control, and/or (iii) take any other actions as the Committee deems necessary or advisable in connection with such Change of Control transaction ; provided, however, that in the event the surviving or acquiring company does not assume the Option (or any portion thereof) or substitute a similar award upon the Change in Control, then this Option (or the relevant portion thereof) shall terminate upon the occurrence of the Change in Control (it being understood and agreed that Samuels shall in that case either receive a cash out of the Option as described in (ii) above, or have the opportunity to exercise the Option immediately prior to the Change in Control).  The Committee may take different actions with respect to different portions of the Option.

7.             Adjustments to Option.

(a)          Merger, Stock Split, Stock Dividend, Etc.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, Common Stock split, reverse Common Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Samuels under this Agreement, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Common Stock, securities or other property (including cash) issued or issuable in respect of this Option and each Tranche thereof, and (ii) the exercise price of this Option and of each Tranche thereof, provided, that, any such adjustment shall be effectuated in a manner intended to comply with Section 409A of the Code.

(b)          General Adjustment Rules.  All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Fractional shares resulting from any adjustment in this Option pursuant to this Section 7 may be settled as the Committee shall determine.  Notice of any adjustment shall be given to Samuels.

(c)          Reservation of Rights.  The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

8.          Tax Withholding Obligations.  The Company’s obligation to issue Common Stock pursuant to the exercise of this Option shall be subject to the requirement that Samuels make appropriate arrangements with the Company to provide for payment of all applicable tax withholdings.  Samuels may elect to satisfy such tax withholdings obligations through one or a combination of the following: (A) to pay such withholdings to the Company in cash, (B) to have such withholdings deducted from his regular pay, or (C) if permitted by the Committee, to have the Company withhold from shares otherwise issuable to Samuels, shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Samuels; provided however, that the amount of stock so withheld shall not result in an accounting charge to the Company.  All fractional shares shall be settled in cash.  All elections shall be subject to the approval or disapproval of the Committee.  The value of shares withheld shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).  Any election to have shares withheld for this purpose will be subject to the following restrictions:

(i)                                     All elections must be made prior to the Tax Date;

(ii)                                  All elections shall be irrevocable; and

(iii)                               If Samuels is an officer or director of the Company within the meaning of Section 16 of the Exchange Act (“Section 16”), Samuels must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

9.           Transferability. Except as set forth below, this Option may not be transferred except by will or pursuant to the laws of descent and distribution and shall be exercisable during Samuels’ life only by him, or in the event of Disability or incapacity, by his guardian or legal representative. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, Samuels may, upon providing written notice to the Chief Financial Officer (or other designated officer) of the Company, elect to transfer this Option to members of his immediate family, including, but not limited to, his children, grandchildren, parents and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of this Agreement.

10.          Beneficiaries.  Samuels may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Samuels, upon his death this Option may be exercised only by the executor or administrator of his estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of this Option by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Agreement that are or would have been applicable to Samuels and to be bound by the acknowledgments made by Samuels in connection with the grant of this Option.

11.          No Rights as Stockholder Prior to Exercise. Neither Samuels nor his transferee shall have rights as a stockholder with respect to any shares covered by this Option until the date the shares are transferred electronically or the stock certificate is issued evidencing ownership of the shares. Except as otherwise provided in this Agreement, no adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date the shares are transferred electronically or the stock certificate is issued.

12.          Authority of Committee.  The Committee is vested with full authority to administer this Option and to make such rules and regulations as it deems necessary or desirable in that regard, and to interpret the provisions of the Agreement. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Option and this Agreement shall be final, conclusive and binding upon Samuels and any person claiming under or through Samuels.

13.          No Right to Continued Employment. Nothing contained in this Agreement shall confer upon Samuels any right to remain in the employment of or to provide services to the Company or any of its Subsidiaries, nor limit in any way the right of the Company or its Subsidiaries to terminate his employment or services at any time, with or without Cause.

14.          Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and Samuels and their respective heirs, executors, administrators, legal representatives, successors and assigns.

15.          Amendment.  Except as provided herein, this Agreement may not be amended or otherwise modified except by written instrument signed by the Company (after approval by the Committee) and Samuels.

16.          Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

17.          Compliance with Securities Laws.

(a)          No Company Obligation.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any other applicable laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Common Stock unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)          Transfer of Shares Subject to Compliance with Laws.  The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform Samuels in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of this Option, Samuels may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.          Governing Law.  This Agreement shall be construed in accordance with the laws of the state of Colorado, without regard to the choice of law principles thereof.

19.          Miscellaneous.

(a)           Restrictions on Trading in Company Common Stock.  Samuels is and at all times shall remain subject to the trading window policies adopted by the Company while this Option is outstanding and in respect of any shares of Common Stock acquired upon exercise of this Option.  In addition, Samuels agrees that he shall comply with all contractual restrictions on his ability to sell shares of Common Stock acquired pursuant to the exercise of this Option as may be set forth in any employment agreement by and between Samuels and the Company or any Subsidiary.

(b)           Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  Each party’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by such party’s hand (or the hand of such party’s authorized representative).

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on this 4th day of July, 2013.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Roy Aneed
Name: Roy Aneed
Title: Director

JONATHAN SAMUELS

/s/ Jonathan Samuels
Jonathan Samuels

[Signature Page to CEO Stand-Alone Stock Option Agreement]

Exhibit A
(Definitions)

A-1:        “2013 Annual Meeting of Stockholders” shall mean the first meeting of the Company’s stockholders to be held following the date of this Agreement.

A-2:        A “Change of Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)          any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)         the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Date of Grant, constitute the board of directors of the Company (the “Board of Directors”) and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Date of Grant or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)    there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person and any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)        the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

A-3:            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. References to specific sections of the Code shall be deemed to include any successor provisions thereto.

A-4:            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

A-5:            The “Fair Market Value” of a share of Common Stock, as of a date of determination, shall mean (i) the closing sales price per share of Common Stock on the U.S. national securities exchange on which such stock is principally traded on such date or (ii) if the shares of Common Stock are not then listed on any national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith upon the advice of a qualified valuation expert.

A-6:            “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

A-7:            “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

A-8:            “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

TRIANGLE PETROLEUM CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 30, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints PETER HILL and JONATHAN SAMUELS and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of common stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on August 30, 2013, at 9:00 a.m., local time, at our corporate offices, located at 1200 17th Street, Suite 2600, Denver, Colorado 80202, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSALS 2-5, FOR THREE YEARS FOR PROPOSAL 6, AND AS THE PROXY HOLDERS MAY DETERMINE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS PROPERLY PRESENTED FOR A VOTE AT THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

The following Proxy Materials are available for your review at http://viewproxy.com/trianglepetroleum/2013/:

- **Notice of the 2013 Annual Meeting of Stockholders;**
- **The Company's 2013 Proxy Statement;**
- **The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended January 31, 2013; and**
- **The Proxy Card.**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

Please mark your votes like this ☒

1. Election of Directors

NOMINEES: 01 Peter Hill
02 Jonathan Samuels
03 F. Gardner Parker
04 Gus Halas
05 Randal Matkaluk
06 Roy A. Aneed

FOR all Nominees listed to the left ☐

WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

2. Proposal to ratify appointment of KPMG LLP as independent registered public accounting firm
☐FOR ☐AGAINST ☐ABSTAIN
3. Proposal to approve the authorization of 40,000,000 shares of preferred stock
☐FOR ☐AGAINST ☐ABSTAIN
4. Proposal to approve the stock option agreement for our Chief Executive Officer
☐FOR ☐AGAINST ☐ABSTAIN
5. Proposal to approve, on an advisory basis, the compensation of the Company's named executive officers as set forth in the Proxy Statement
☐FOR ☐AGAINST ☐ABSTAIN
6. Proposal to approve, on an advisory basis, the frequency of the advisory vote on the compensation of the Company's named executive officers once every one, two, or three years
☐ONE ☐TWO ☐THREE ☐ABSTAIN

I plan on attending the meeting ☐

Signature ______________________ Signature ______________________ Date ______________, 2013

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

As a stockholder of TRIANGLE PETROLEUM CORPORATION, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 29, 2013.

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY